Exhibit 10.192

AMENDMENT NUMBER 2 TO
Professional Capitation Medical Group/IPA Services Agreement

This Amendment Number 2 to Professional Capitation Medical Group IPA/Services Agreement] (the “Amendment”) is entered into effective as of January 1, 2003 by and between PacifiCare of California, a California corporation (“PacifiCare”), and Gateway Physicians Medical Associates (“Medical Group”), with respect to the following facts:

RECITALS

A.           The parties have previously entered into that certain Professional Capitation Medical Group/IPA Services Agreement dated January 1, 2001 (the “Agreement”).

B.             The parties desire to amend the existing agreement, effective January 1, 2003.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Agreement is hereby modified as specified below:

1.               The following Sections of the Agreement are hereby deleted and replaced in their entirety, to read as follows:

ARTICLE 1

DEFINITIONS

1.7                                 Cost of Care is the valuation of Covered Services and other health care services provided or arranged by Medical Group, as described in Section 5.7.

1.8                                 Covered Services are those medically necessary health care services, supplies and benefits which arc required by a Member as determined by Medical Group, PacifiCare or pursuant to an independent third party review in accordance with the Member’s Managed Care Plan and PacifiCare’s Quality Improvement Program and Medical Management Program. Covered Services include, which services may include experimental services that are either described as Covered Services in the Subscriber Agreement or are deemed medically necessary by PacifiCare or the applicable independent external review agent designated in accordance with applicable State and Federal Law. For purposes of this Agreement, “medically necessary” shall have the meaning set forth in the applicable Subscriber Agreement.

1.9                                 Division of Financial Responsibility (DFR) is the matrix for each Managed Care Plan which specifies the financial responsibility for Covered Services between PacifiCare, Medical Group and the Hospital Incentive Program. Experimental services that are Covered Services per the definition above shall have the financial responsibility described in the DFR. The Division of Financial Responsibility is an integral part of this Agreement.

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Provide Referral Services. With the prior approval of PacifiCare (except in the case of Emergency Services), Medical Group shall arrange any necessary Referral Services to PacifiCare’s selection of Participating Providers for Medical Group Members, which shall be shown on the PacifiCare’s list of providers of Referral Services. Should Medical Group direct Referral Services for Members to providers other than those on PacifiCare’s list of providers of Referral Services and without PacifiCare’s prior approval, Medical Group understands and accepts that Medical Group may be responsible for any increased costs to PacifiCare for professional or facility services not provided in accordance with the foregoing, for amounts during a calendar year of up to twenty (20%) percent of the Medical Group’s total capitation payments from PacifiCare. If PacifiCare incurs increased costs for Covered Services as a result of the foregoing, PacifiCare will provide written notification to Medical Group of such occurrence and Medical Group agrees that PacifiCare may deduct the amount of such increased costs from any future Capitation Payments or amounts otherwise owed to Medical Group under this Agreement. Furthermore, PacifiCare may determine that such failure constitutes material breach of this Agreement. Medical Group may address any objection to PacifiCare’s determination of increased costs according to the Dispute Resolution Procedures described in this Agreement. Should Medical Group prevail in any Dispute Resolution Procedure, PacifiCare shall refund the amount of any overturned deduction to Medical Group within forty-five (45) days following the resolution of the dispute.

Further, PacifiCare shall refund any deductions in excess of twenty percent (20%) of PacifiCare’s total capitation payments to Medical Group/Hospital in any single calendar year.

2.3.5                        Adverse Changes in Capacity. Medical Group and its Participating Providers will continue to accept Members enrolled by PacifiCare for so long as Medical Group and its Participating Providers have the capacity to provide and arrange Covered Services under this Agreement and for so long as Medical Group continues to accept new patients from any HMO or other prepaid health plan. Medical Group shall provide at least ninety (90) calendar days’ prior written notice to PacifiCare of any significant changes in the capacity of Medical Group to provide or arrange Covered Services that would prevent Medical Group from accepting additional Members. Medical Group shall use reasonable efforts to eliminate or remedy any condition which results in a significant adverse change in capacity. A significant change in capacity includes, without limitation, the following: (i) inability of Medical Group to properly serve additional Members due to a lack of Primary Care Physicians or other Participating Providers; (ii) inability of any one of Medical Group’s Primary Care Physicians or other Participating Providers to serve additional Members; or (iii) closure of any Medical Group Facility. PacifiCare may continue to enroll Members with Medical Group until the expiration of the notice period required under this Section, and in such event. Medical Group and its Primary Care Physicians and other Participating Providers shall continue to accept such Members. PacifiCare shall discontinue the enrollment of Members with Medical Group upon expiration of the notice period required under this Section until such time, if any, that Medical Group provides written notification to PacifiCare that it has the capacity to accept additional Members.

2.4                                 Medical Group’s Subcontracts with Participating Providers. Medical Group shall demonstrate and certify to PacifiCare prior to the Commencement Date and upon PacifiCare’s written request at any time during the term of this Agreement (in the format specified by PacifiCare) that its subcontracts with Participating Providers comply with requirements of this Agreement. Medical Group shall amend any and all of its existing subcontracts with Participating Providers which do not comply with this Agreement within thirty (30) calendar days following the execution of this Agreement and shall provide PacifiCare with written certification thereof. Without limiting any other provision of this Agreement, all of Medical Group’s subcontracts shall contain the requirements set forth in Sections 8.3.3 of this Agreement pertaining to the provision of Covered Services in Special Circumstances and shall provide that Medical Group’s Participating Providers shall look solely to Medical Group for payment for Covered Services provided to Medical Group Members.

2.4.5                        Performance of Subcontract Rights. Medical Group’s subcontracts shall require its Participating Providers who are independent contractors to agree to perform their obligations under their subcontract for the benefit of PacifiCare in the event of dissolution or Insolvency of Medical Group, in the event of termination of this Agreement by PacifiCare for cause pursuant to Section 6.2.2 or in the event of termination by PacifiCare pursuant to Section 6.3. Such obligation shall continue through the continuing care period provided by this Agreement. Medical Group’s subcontracts shall provide that in the event PacifiCare exercises such option, Medical Group’s subcontractors agree to accept payment from PacifiCare, as payment in full, at rates which are the lesser of the Cost of Care or the rate set forth in the applicable subcontract. To the extent Medical Group’s subcontracts do not comply with the requirements of this Section 2.4.5 as of the date this Agreement is executed and delivered, Medical Group shall cause its subcontracts to be amended to comply with the forgoing by January 31, 2003. PacifiCare shall be obligated to pay Medical Group’s Participating Providers only for such periods as PacifiCare specifically elects, in writing, to access Medical Group’s subcontracts.

2.8.1                        Copies of Financial Statements. Medical Group shall provide to PacifiCare within forty-five (45) calendar days of the end of each calendar quarter copies of its quarterly financial statements, which shall include a balance sheet, statement of income and statement of cash flow (the “Financial Statements”) prepared in accordance with generally accepted accounting principles. Such quarterly Financial Statements shall be certified by the chief financial officer of Medical Group as accurately reflecting the financial condition of Medical Group, including without limitation, its operations in the Medical Group Service Area for the period indicated. In addition, Medical Group shall provide to PacifiCare, within one hundred and twenty (120) calendar days from the end of each fiscal year, copies of its audited annual Financial Statements together with copies of all auditor’s letters to management in connection with such audited annual financial statements.

2.8.2                        Security Reserves.

(a)                                  Letter of Credit. As a material condition to PacifiCare’s obligations pursuant to this Agreement, Medical Group shall obtain for the benefit of PacifiCare a Letter of Credit to secure Medical Group’s performance under this Agreement (“Letter of Credit”). The Letter of Credit shall remain in place for the entire term of this Agreement and until Medical Group has performed all of it’s obligations under this Agreement.

The Letter of Credit shall be in the minimum amount of ***, which amount shall be adjusted as reasonably determined by PacifiCare from time to time, and shall be pursuant to an amendment to the Letter of Credit by Medical Group from PacifiCare, throughout the term of this Agreement (but not more often than quarterly) to equal] three (3) months of Medical Group’s IBNP Expenses, as defined below. The parties recognize that the minimum amount set forth above may not represent Medical Group’s current IBNP Expenses.

All the terms and conditions of the Letter of Credit shall be subject to PacifiCare’s prior written approval. Without limiting the foregoing, the Letter of Credit shall provide that PacifiCare may draw on the Letter of Credit by certifying to the issuer that (1) Medical Group is in default under this Agreement, and has failed to cure such default following thirty (30) days written notice from PacifiCare; or (2) Medical Group is Insolvent: or (3) PacifiCare has not received notice from the issuer of the Letter of Credit that the Letter of Credit is being renewed for the period required by this Agreement or that Medical Group has not otherwise established a security reserve acceptable to PacifiCare by a date fourteen (14) days prior to the expiration date of the Letter of Credit.

The Letter of Credit shall be effective as of the Commencement Date and shall remain in full force and effect throughout the entire term of this Agreement and until Medical Group satisfies all its financial obligations under this Agreement (“the Letter of Credit Term”). Should PacifiCare fail to receive notice from the Issuer that the issuer will not be renewing the Letter of Credit during the Letter of Credit Term and should Medical Group fail to obtain a replacement Letter of Credit for the Letter of Credit Term from an issuer acceptable to PacifiCare or otherwise fail to establish a security reserve acceptable to PacifiCare by a date fourteen (14) days prior to the expiration date of the Letter of Credit, such failure shall constitute a material breach of this Agreement and PacifiCare shall be entitled to draw the entire amount of the Letter of Credit and hold such funds to pay Medical Group’s obligations under this Agreement. The proceeds of the Letter of Credit shall be the property of PacifiCare. PacifiCare shall pay Medical Group the amount of any unused portion of such proceeds after all of Medical Group’s financial obligations have been satisfied and per the repayment provisions stipulated in Section 6.6 of this Agreement has been terminated.

Medical Group shall be responsible for any cost, expense, or administrative fee in connection with the establishment or maintenance of the Letter of Credit or other security reserve acceptable to PacifiCare.

IBNP Expense shall mean all provider liabilities that are incurred but not paid (IBNP) for PacifiCare Members. Medical Group’s IBNP liabilities shall include estimated provider claims that have been incurred but not paid and provider sub-capitation for periods where PacifiCare has paid capitation to Medical Group, but Medical Group has not paid capitation to its capitated Participating Providers.

2.11                           Reciprocity Arrangements. If any Member who is not a Medical Group Member or if any individual who is enrolled in a benefit plan and program of any PacifiCare affiliated entity (“PacifiCare Affiliate”) receives services or treatment from Medical Group or its Participating Providers, Medical Group or the Participating Provider agrees to bill PacifiCare or the PacifiCare Affiliate (or their respective designees), as applicable, at billed charges and to accept the Cost of Care amount less any applicable Copayments, coinsurance and/or deductibles as payment in full for such services or treatment. PacifiCare or the PacifiCare Affiliate will process payment for such services or treatment in accordance with the payment procedures for the applicable benefit plan or program. Medical Group shall cooperate with PacifiCare’s Participating Providers and PacifiCare Affiliates and agrees to provide Medical Group Services to Members enrolled in Managed Care Plans and health benefit plans of Affiliates and to assure reciprocity of health care services. Without limiting the foregoing, if any Member receives services or treatment constituting Covered Services from Medical Group or its Participating Providers and a capitated Participating Provider is financially responsible for such services, such Participating Provider shall be solely responsible for compensating Medical Group for such services. Payment by the Participating Provider shall be at the rates agreed by the Participating Provider and Medical Group or, if there is no applicable agreement, at the rates provided by applicable State and Federal Law or, at the election of the Participating Provider, at the rates set forth in this Agreement, less applicable Copayments, coinsurance, and/or deductibles, as payment in full for such services or treatment. The provisions of Section 8.2 [No Billing of Members (Member Hold Harmless Provision)] shall be binding upon Medical Group regardless of whether PacifiCare or another capitated Participating Provider is at financial risk for services provided.

If any Medical Group Member receives Covered Services from a PacifiCare Participating Provider or PacifiCare Affiliate contracted provider, PacifiCare shall, where contractually available, provide reciprocity to Medical Group at PacifiCare rates for such Covered Services. Medical Group shall comply with the procedures established by PacifiCare or the PacifiCare Affiliate for reimbursement of such Covered Services.

3.               The following Sections of the Agreement are hereby amended in their entirety, to read as follows:

ARTICLE 3
ADMINISTRATIVE DUTIES OF PACIFICARE

3.3                                 Enrollment and Assignment of Members. PacifiCare shall be responsible for distributing the PacifiCare Enrollment Packet to Members upon enrollment and at open enrollment periods. PacifiCare shall provide benefit information to Members concerning the type, scope and duration of benefits to which Members are entitled under the Managed Care Plans. Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Members to Medical Group or to utilize Medical

Group for any Members in the Medical Group Service Area. At any time during the term of this Agreement, without terminating this Agreement, PacifiCare may cease assigning Members to Medical Group.

3.5                                 Benefit Design and Interpretation; Coverage Decisions. PacifiCare shall be solely responsible for the benefit design of all Managed Care Plans, including establishing benefits, Premiums and Copayments. PacifiCare, or the applicable independent external review agent designated in accordance with applicable State and Federal Law, shall be responsible for interpreting the terms of and making final coverage determinations under the Managed Care Plans.

3.7                                 Out-of-Area Medical Services. PacifiCare shall manage and coordinate Out-of-Area Medical Services. Medical Group shall cooperate fully with PacifiCare in providing information that may be required for transferring Members back into the Medical Group Service Area, including promptly notifying PacifiCare of known or suspected Out-of-Area Medical Services, and shall accept the prompt transfer of Members to the care of Medical Group and its Participating Providers following the receipt of Out-of-Area Medical Services. PacifiCare, in conjunction with Medical Group and Hospital, shall make all decisions regarding the duration of a Member’s care at the Out-of-Area facility and transfer of the Member to a Medical Group Service Area facility.

3.8                                 Transplant Services. Medical Group acknowledges and agrees that, at PacifiCare’s direction, transplant services shall be provided by PacifiCare’s National Preferred Transplant Network Providers, in accordance with PacifiCare’s Medical Management policies and procedures and the Provider Manual.

3.8.1                        Transplant Services Description. The DFR identifies the risk arrangements for those transplants and related services, which are the financial responsibility of PacifiCare. Attachment A, Exhibit 4 provides for a detailed description of Transplant Services components of care. PacifiCare’s transplant services financial responsibility is specified in this Agreement’s DFR and Attachment A, Exhibit 4. Immunosuppressive drugs shall continue to be covered as specified under the existing pharmacy benefits contained in a Member’s respective Managed Care Plan.

3.8.2                        Medical Management of Transplant Services. Medical management for any service related to the evaluation of, actual transplant of and follow-up care (within contractual time frames) of any solid organ (except skin and cornea) or transplantation of any bone marrow, peripheral stem cell or cord blood component shall be the sole responsibility of PacifiCare. The Provider Manual provides additional guidelines and policies and procedures governing the management of Transplant Services. Authorization of the evaluation of the recipient prior to listing for transplantation, the actual transplant itself, and post transplant care services up to 365 days post discharge, must be obtained from PacifiCare’s NPTN Medical Director, or his designee, prior to initiation of services.

3.8.3                        Limitation of PacifiCare Financial Responsibility. Transplant services provided or arranged by Medical Group that are not prior authorized by PacifiCare, not coordinated with PacifiCare as provide in this Section 3.8 and the provider

Manual, performed at a non-NPTN facility, and or as stipulated in Attachment A, Exhibit 4 shall be the sole financial responsibility of the Medical Group.

3.9                                 PacifiCare-Sponsored Carve-Out Program Management. The Division of Financial Responsibility (DFR) Matrix attached to this Agreement identifies the risk arrangements between Medical Group and PacifiCare. In specific instances, PacifiCare has assumed financial responsibility for specific Covered Services, drugs and agents (to include injectable drugs and adjuncts) that were the previous responsibility of the Medical Group.

PacifiCare has established, at its sole discretion, specified Carve-Out Programs. Specific Carve-Out Program descriptions, policies and procedures are provided in Attachments B of Exhibit 4.

3.9.1                        PacifiCare’s Right to Modify the PacifiCare-Sponsored Carve-Out Programs. On a semi-annual basis and or as directed by applicable law or regulatory requirement(s), and at its sole discretion, PacifiCare reserves the right to make additions or deletions to the list of Carve-Out Program Covered Services, drugs and agents. PacifiCare shall provide Medical Group with 30 days’ advanced notice of such changes. Upon any such change, PacifiCare shall notify Medical Group of any adjustment to Medical Group’s compensation resulting from such changes, which adjustment shall be determined using reasonable actuarial standards, taking into account other changes in compensation made pursuant to Section 5.1, all as determined by PacifiCare.

3.9.2                        PacifiCare’s Right to Terminate Medical Group’s Participation in PacifiCare-Sponsored Carve-Out Programs. PacifiCare, at its sole discretion, reserves the right to terminate Medical Group’s participation in PacifiCare-Sponsored Carve-Out Programs by providing Medical Group 30 calendar days advance written notice.

ARTICLE 4
MANAGED CARE PROGRAM SERVICES

4.2.1                        Delegation Audits and Determinations.

Medical Group’s authority to perform medical management functions, as described but not limited to Article 4, Section 4.1.2, may be modified, from time to time, at the sole discretion of PacifiCare.

ARTICLE 5

COMPENSATION

5.1.3                        Retroactive Adjustments. Capitation Payments shall be subject to retroactive adjustments either upward or downward due to retroactive changes in the Premium for each Managed Care Plan as specified in the applicable Product Attachment and retroactive changes in the number of Medical Group Members for each Managed Care Plan. Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are government funded (including, without limitation, Medicare, Medicaid, public employees) shall be made within ninety (90) days after the adjustment is determined. Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are not government funded shall be made within one hundred eighty (180) days after the end of the month for which the Capitation Payment applies.

Medical Group shall be responsible for assessing the financial impact that the PacifiCare Sponsored Carve-Out Programs will have on the Medical Group.

5.1.4                        Adjustments For PacifiCare-Sponsored Carve-Out Programs. Based upon the assumption of financial responsibility by PacifiCare, PacifiCare shall reduce the Medical Group’s monthly Standard Service Capitation Payment by the amounts specified in Attachments A and B of Exhibit 4.

5.1.4.1               Limitations to the PacifiCare-Sponsored Carve-Out Programs. The PacifiCare-Sponsored Carve-Out Programs shall: (a) cover only the specific medications and Covered Services contained the Carve-Out Program’s Descriptions and listed in Attachments A and B of  Exhibit 4, (b) be subject to modification as a result of mandates in applicable law and or regulatory requirements and (c) apply only to those specific medications authorized by PacifiCare and provided by PacifiCare’s contracted vendor(s) for Self-Injectable Carve-Out Program (SICOP) medications. SICOP medications will be prescribed by Medical Group Participating Providers and such Participating Providers shall be responsible for all patient education relating to the applicable prescriptions(s).

5.1.4.2               Medical Group’s Failure to Comply with PacifiCare-Sponsored Carve- Out Programs. If PacifiCare determines that Medical Group is not complying with the stipulated Carve-Out Program Policies and Procedures, PacifiCare may terminate the respective Carve-Out Program. Upon any such termination, PacifiCare shall notify Medical Group of any adjustment to Medical Group’s compensation, which adjustment shall be determined using reasonable actuarial standards, taking into account other changes in compensation made pursuant to this Amendment, all as determined by PacifiCare.

In addition to the foregoing, the PacifiCare-Sponsored Carve-Out Programs and Medical Group’s participation in the Carve-Out Programs shall be subject to the provisions of PacifiCare’s policies and procedures applicable to the Carve-Out Programs, copies of which shall be provided to Medical Group.

5.2                                 Payment for Performance of Delegated Activities. PacifiCare’s payment for performance of the Delegated Activities by Medical Group is included in Capitation Payments made to Medical Group. The Capitation Payment rates set forth in each Product Attachment assume that the Medical Group is fully delegated to perform Managed Care Program Services. Accordingly, for each month in which any Delegated Activity is not delegated or has been revoked by PacifiCare as provided at Article 4, the Medical Group’s

Capitation Payment shall be reduced by the following amounts :

Activity Not Delegated	Amount

Medical Management	Four percent (4.0%) per Commercial Plan Member and four percent (4.0%) per Secure Horizons Member per month.

Credentialing	Five-tenths percent (0.5%) per Commercial Plan Member and five-tenths percent (0.5%) per Secure Horizons Member per month.

Claims Processing	Three percent (3.0%) per Commercial Plan Member and Three percent (3.0%) per Secure Horizons Member per month

If only a portion of a specific Delegated Activity is delegated or revoked, PacifiCare shall have the right to adjust percentages set forth above to reflect the portion of the specific Delegated Activity performed by Medical Group. PacifiCare may modify the payment for Delegated Activities effective at the beginning of any calendar year by providing Medical Group with sixty (60) days’ prior written notice.

5.3                                 Withhold to Pay Claims. If PacifiCare does not delegate performance of claims processing to Medical Group or if the delegation of claims processing is revoked by PacifiCare, PacifiCare shall deduct from Medical Group’s monthly Capitation Payments an amount reasonably estimated by PacifiCare to be necessary for PacifiCare to process and pay claims for Medical Group Services which are not provided directly by Medical Group and its employed Participating Providers.

5.4                                 Incentive Programs. Incentive programs are designed to ensure that PacifiCare and Medical Group work collaboratively to deliver Covered Services in an effective and efficient manner by ensuring appropriate utilization of Covered Services. Incentive programs for each Managed Care Plan are set forth in the applicable Product Attachment.

5.4.1                        Incentive Program Withhold. PacifiCare shall establish withholds from Medical Group’s monthly Capitation Payment for purposes of offsetting potential deficits for the combined incentive programs administered by PacifiCare, excluding the Commercial Hospital Incentive Program and the Secure Horizons Hospital Incentive Program for which separate withholds may be established. The monthly incentive withhold shall initially be One Dollar ($1.00) per Member per month of the Standard Service Capitation Amount for the PacifiCare Commercial Health Plan and five percent (5%) per Member per month for Secure Horizons Health Plan. PacifiCare, in its sole discretion, shall prospectively adjust the withhold based on Medical Group’s experience under the combined incentive programs at the time of the program settlements described below.

5.4.2                        Incentive Program Settlements. PacifiCare shall conduct combined settlements, inclusive of a reserve allowance for incurred but not reported claims expense, for all of the Managed Care Plan incentive programs applicable to Medical Group and administered by PacifiCare. Surpluses and deficits under each of the incentive programs shall be aggregated and offset against one another. PacifiCare will conduct a final calculation annually (the “Final Calculation”) based on the contract calendar year. Payments under the combined incentive programs will be due from the owing party within one hundred and eighty (180) days following the end of the contract calendar year for the Final Calculation. To the extent a Medical Group deficit has been carried forward from a prior settlement period, this deficit shall be offset against amounts due to Medical Group hereunder. In the event that claims for providers were incurred during the contract calendar year in question but were not paid until after the final calculation, such costs shall be carried forward and applied to the subsequent contract calendar year’s incentive program as an expense for that contract calendar year. Unless otherwise agreed by the parties in writing, the Final Calculation shall not bar either party from providing information reflecting that the Final Calculation should be adjusted, which adjustments may be requested by either party no later than one year following the end of the applicable contract calendar year.

5.4.4                        Limitation on Medical Group’s Risk. In the event Medical Group incurs an obligation under the overall incentive program settlement described above. Medical Group shall not be responsible for reimbursing PacifiCare nor shall PacifiCare offset the Medical Group’s Capitation Payments as a result of any incentive program obligation. PacifiCare shall carry forward any Medical Group obligations as the result of an incentive program obligation and the amount carried forward shall be offset against amounts otherwise due to Medical Group under future settlements for the combined incentive programs. Notwithstanding the foregoing, Medical Group shall be responsible for reimbursing PacifiCare for deficits in pharmacy incentive programs to the extent there are insufficient surpluses due Medical Group from other incentive programs to offset pharmacy deficits; such reimbursement shall be made within thirty (30) days following completion of the Final Calculation for all incentive program settlements described above.

5.5.1                        Individual Stop-Loss Program. PacifiCare shall provide Individual Stop-Loss (“ISL”) protection in order to limit Medical Group’s financial risk for Medical Group Services (“ISL Program”). The ISL Program is designed to limit Medical Group’s financial responsibility for Medical Group Services to a specified dollar amount per Medical Group Member per calendar year (“ISL Deductible”), while encouraging Medical Group’s continuing involvement with Medical Group Member’s care by sharing a portion of the financial responsibility for Medical Group Services which exceed the ISL Deductible (“ISL Coinsurance”). PacifiCare shall charge a premium (“ISL Premium”) as consideration for the ISL Program. The ISL Deductible, ISL Coinsurance and ISL Premium for Medical Group are specified in each Product Attachment. Notwithstanding any other provision of this Agreement, PacifiCare may amend the ISL Deductible, ISL Coinsurance and ISL Premium on an annual basis effective at the beginning of any calendar year by providing sixty (60) calendar days prior written notice to Medical Group. During each year of this Agreement, should Medical Group fail to provide PacifiCare with timely evidence of ISL protection consistent with regulatory requirements, PacifiCare shall assign such coverage to Medical Group and deduct the then-current ISL Premium from the Medical Group’s Capitation Payments as further described in each Product Attachment. For Medical Group

Services which exceed the ISL Deductible. PacifiCare will pay Cost of Care, less the Medical Group’s ISL Coinsurance amount, subject to the Medical Group’s compliance with the procedures set forth in the Provider Manual and the provisions of this Section set forth below.

5.5.4                        Notification of ISL and Reinsurance Claims. Medical Group shall provide written notification to PacifiCare when Medical Group becomes aware that claims for Medical Group Services or Hospital Services provided to Medical Group Member(s) equal fifty percent (50%) of the ISL Deductible or fifty percent (50%) of the Reinsurance Deductible, respectively. Such written notification shall be provided to PacifiCare no later than the fifteenth (15th) day of the month following the month in which such threshold is reached. Medical Group acknowledges and agrees that if Medical Group fails to provide the written notice required by this Section within the time frame specified in this Section, Medical Group shall be financially responsible for ten percent (10%) of all Medical Group Services or ten percent (10%) of all Hospital Services provided to the Medical Group Member(s) in excess of the ISL Deductible or Reinsurance Deductible, as applicable, which amount shall be in addition to the ISL Coinsurance or Reinsurance Coinsurance, as applicable.

5.7                                 Cost of Care. Certain provisions of this Agreement require that Medical Group provide or arrange health care services which are not covered by Capitation Payments at Cost of Care and certain provisions of this Agreement require that Covered Services be valued at Cost of Care. For purposes of this Agreement, “Cost of Care” shall be calculated using the lesser of billed charges or in accordance with the PacifiCare Fee Schedule. The PacifiCare Fee Schedule shall be based upon the following: (i) for professional services that are included under the Medicare RBRVS Fee Schedule, reimbursement shall be one hundred percent (100%) of Medicare’s geographically adjusted fee schedule according to the Medicare payment locality the provider resides in: (ii) for all other health care services (other than inpatient and outpatient Hospital Services) that are not included under the Medicare RBRVS Fee Schedule, reimbursement shall be One Hundred Percent (100%) of the Medicare rate for the current period as released by CMS by December of the preceding year; (iii) for inpatient and outpatient Hospital Services, the Cost of Care shall be the lessor of the amount determined under PacifiCare’s Fee Schedule and paid by PacifiCare or the prevailing Medicare allowable; (iv) for outpatient pharmaceuticals, to include injectable drugs and adjuncts, shall be the lesser of billed charges, or the average wholesale price (AWP) less fifteen percent (15%), or the amount determined under PacifiCare’s prevailing Fee Schedule and paid by PacifiCare.

5.8                                 Collection of Copayments. Medical Group and its Participating Providers shall be responsible for the collection of Copayments upon rendering Medical Group Services to Medical Group Members in accordance with the applicable Subscriber Agreement. Any Copayments which are stated as a percentage shall be calculated using the Cost of Care for such Medical Group Services. Medical Group and its Participating Providers shall not refuse to provide Medical Group Services in the event a Member is unable to pay the Member’s Copayment except as may be specifically permitted in the Provider Manual or as approved in advance by PacifiCare.

5.11                           Recoupment Rights. PacifiCare shall have the right, but not the obligation, to pay claims which Medical Group fails to pay for Covered Services provided to PacifiCare Members if Medical Group fails to pay such claims following ten (10) days written notice from

PacifiCare. Except as may otherwise be specifically provided in this Agreement, PacifiCare shall have the right to immediately recoup any and all amounts owed by Medical Group to PacifiCare against amounts, including Capitation Payments, owed by PacifiCare to Medical Group. This right shall include, without limitation, PacifiCare’s right to recoup the following amounts owed to PacifiCare by Medical Group: (i) amounts owed by Medical Group due to overpayments or payments made in error by PacifiCare; (ii) amounts owed by Medical Group as a result of claims for Medical Group Services that PacifiCare may pay on behalf of Medical Group; (iii) amounts owed by Medical Group for Covered Services provided outside the Medical Group Service Area; (iv) amounts owed by Medical Group as a result of the outcome of the Member appeals and grievance procedure; (v) amounts owed by Medical Group in connection with any other prior or existing agreement between Medical Group and PacifiCare or any PacifiCare Affiliate and (vi) amounts owed by Medical Group pursuant to Section 5.4.2 (Incentive Program Settlements) above.. As a material condition to PacifiCare’s obligations under this Agreement, Medical Group agrees that all recoupment and any offset rights pursuant to this Agreement shall be deemed to be and to constitute rights of recoupment authorized in State or Federal law or in equity to the maximum extent possible under law or in equity and that such rights shall not be subject to any requirement of prior or other approval from any court or other government authority that may now or hereafter have jurisdiction over Medical Group.

5.12                           Adequacy of Compensation. Except for those instances specified in Sections 5.16 and 5.17 above, Medical Group agrees to accept payment as provided herein as payment in full for providing and arranging the Covered Services required under this Agreement, whether that amount is paid in whole or in part by Member, PacifiCare or any Subscriber, including other health care plans that pay before PacifiCare as required by applicable State or Federal coordination of benefits provisions. This Section does not prohibit Medical Group from collecting applicable Copayments, coinsurance or deductibles consistent with the Managed Care Plans.

5.13                           Character of Payments from PacifiCare. Capitation Payments to Medical Group pursuant to this Agreement are for the primary purpose of compensating Medical Group for the value of Medical Group Services provided pursuant to this Agreement. Medical Group shall assure that claims and compensation for Medical Group Services provided or arranged pursuant to this Agreement are paid from the Capitation Payments from PacifiCare and from other funds available to Medical Group as may be necessary for Medical Group to satisfy its financial obligations under this Agreement. PacifiCare shall have the right, but not the obligation, to pay claims which Medical Group fails to pay for Covered Services provided to PacifiCare Members. Medical Group specifically agrees that PacifiCare may exercise its recoupment rights as set forth above in the event Medical Group fails to comply with the foregoing.

5.14                           Last Month’s Capitation. In the event of termination of this Agreement, PacifiCare may withhold from Medical Group’s last month’s Capitation Payment an amount reasonably estimated by PacifiCare to equal the amount Medical Group owes to PacifiCare pursuant to the terms of this Agreement and for which PacifiCare does not have reserves or financial assurances.

5.15                           Payments which are the Responsibility of Capitated Providers. Medical Group acknowledges and agrees that if Medical Group is, now or hereafter, a party to any subcontract or other agreement with PacifiCare Participating Providers who receive capitation and are responsible for arranging for Covered Services through their sub-contractual arrangements (“Capitated Providers”), that Medical Group shall look solely to the applicable Capitated Provider, and not PacifiCare, for payment for Covered Services provided to PacifiCare Members that are covered by PacifiCare’s agreements with such Capitated Providers.

5.16                           Non-Capitated Services Submission of Claims/Claims Payment. Medical Group shall submit all claims for non-capitated services reimbursement under this Agreement (including claims for interest) to PacifiCare no later than sixty (60) calendar days from the date of service or, if a third party or Coordination of Benefits claim, upon receipt of payment or notice of denial from a primary payor. Medical Group shall submit such claims in accordance with the procedures and standards established by PacifiCare. If Medical Group elects to submit claims electronically to PacifiCare, such electronic format shall be acceptable to PacifiCare or its agent.

Medical Group acknowledges and agrees that if Medical Group fails to submit claims as specified by this Section, PacifiCare reserves the right to deny payment for such claims. For each Clean Claim submitted by Medical Group, PacifiCare or the applicable Payor shall pay the amount due to Medical Group within sixty (60) business days following receipt of a Clean Claim by PacifiCare and in accordance with applicable State and Federal Law for the applicable Managed Care Plan. For purposes of this Section, a “Clean Claim” is a claim for Covered Services submitted by Medical Group which is complete and includes all the information reasonably required by PacifiCare, and as to which request for payment there is no material issue regarding PacifiCare’s obligation to pay under the terms of a Managed Care Plan or PacifiCare’s MM Program. In the event it is determined that a claim is not a Clean Claim, PacifiCare shall, within the time frames set forth above for the payment of Clean Claims, use reasonable efforts to advise Medical Group of the basis upon which a claim is not eligible for payment and specify any additional information required for PacifiCare to pay the amount due with respect to the applicable claim.

Medical Group acknowledges and agrees that payors are solely responsible for payment to Medical Group for non-capitated Covered Services provided to Members of payor plans whether claims are submitted to and paid by Payor directly or by PacifiCare on behalf of payor. PacifiCare shall not be responsible or liable for any claims decisions or for any payment of claims by payors.

5.17                           Timely Submission of Medical Group Requests for Claims Payment Reconsideration. Pursuant to Section 7.5 of this Agreement and in accordance with the provisions set forth in the Provider Manual, Provider/Hospital may dispute any claims payment by PacifiCare described in Section 5.11. Medical Group requests for reconsideration of a claims payment must be forwarded, in writing, to PacifiCare within sixty (60) working days from receipt of applicable claims payment from PacifiCare. Medical Group’s failure to submit written requests as specified in this Section 5.12 shall result in the request being denied by PacifiCare, and no further action may be taken by Medical Group.

5.18                           Timely Submission of Medical Group Requests for Recoupment Reconsideration for Recoupment Actions Initiated by PacifiCare. Pursuant to Section 7.5 of this Agreement and in accordance with the provisions set forth in the Provider Manual, Medical Group may dispute any recoupment action by PacifiCare described in Section 5.17 above. Medical Group requests for reconsideration of recoupment actions initiated by PacifiCare must be received in writing by PacifiCare within ninety (90) working days from receipt of the Notice of Intent to Recoup from PacifiCare. Medical Group’s failure to submit written requests as specified in this Section 5.18 shall result in the request being denied by PacifiCare, and no further action may be taken by Medical Group.

5.19                           PacifiCare Quality Incentive Program. PacifiCare’s Quality Incentive Program (“QIP”) is a bonus program which recognizes PacifiCare Participating Providers who have statistically demonstrated sound clinical care practice, quality-focused provision or arrangement of Covered Services on behalf of their assigned PacifiCare Members and demonstrated superior customer satisfaction. Exhibit 5 of this Agreement describes the QIP. The terms of Exhibit 5 reflect PacifiCare’s participation in the “pay for performance” initiative of the Integrated Healthcare Association.

ARTICLE 6
TERM AND TERMINATION

6.2.1                        Cause for Termination of Agreement by Medical Group. The following shall constitute cause for termination of this Agreement by Medical Group:

(i)                                     Non-Payment. Failure by PacifiCare to pay Capitation Payments due Medical Group hereunder within thirty (30) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due Medical Group hereunder within forty-five (45) days of any such payment’s due date and PacifiCare’s failure to make such payment within the cure period provided at Section 6.2.3, below.

6.2.2                        Cause for Termination of Agreement by PacifiCare. The following shall constitute cause for termination of this Agreement by PacifiCare:

(v)                                 Change in Hospital Agreement. In addition to other provisions of the Agreement, PacifiCare may terminate this Agreement in the event of the termination of the Hospital Services Agreement (“Hospital Agreement”) between Hospital and PacifiCare pursuant to which Hospital provides Covered Services to Medical Group Members on a per diem basis or amendment of the Hospital Agreement to change the compensation methodology of the Hospital to one based on per diem rates. PacifiCare shall provide Medical Group with written notice of its intent to terminate this Agreement pursuant to this Section at least ninety (90) days prior to the effective date of the termination of this Agreement. The requirements set forth in Section 6.2.3 shall not apply to termination by PacifiCare pursuant to this Section.

6.2.3                        Notice of Termination and Effective Date of Termination. The party asserting cause for termination of this Agreement (the “terminating party”) shall provide written notice of termination to the other party. The notice of termination shall specify the breach or deficiency underlying the cause for termination. The party receiving the written notice of termination shall have thirty (30) calendar days from the receipt of such notice to cure the breach or deficiency to the satisfaction of the terminating party (the “Cure Period”). If such party fails to cure the breach or deficiency to the satisfaction of the terminating party within the Cure Period or if the breach or deficiency is not curable, the terminating party shall provide written notice of failure to cure the breach or deficiency to the other party following expiration of the Cure Period. This Agreement shall terminate upon receipt of the written notice of failure to cure or at such later date as may be specified in such notice. During the Cure Period, PacifiCare may, and following the termination of this Agreement, PacifiCare shall cease marketing efforts for Medical Group, discontinue enrollment of Members with Medical Group and begin transferring Medical Group Members to other PacifiCare Participating Providers. The continuing care obligations of Medical Group shall survive the termination of this Agreement.

6.6                                 Repayment Upon Termination. Within one hundred eighty (180) calendar days of the effective date of termination of this Agreement, an accounting shall be made by PacifiCare of the monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) calendar days of such accounting. Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties. The parties agree to abide by the findings of such independent audit. Appropriate payment, if any, by the appropriate party shall be made within thirty (30) calendar days of such independent audit. Unless otherwise agreed by the parties in writing, the Final Calculation shall not bar either party from providing information reflecting that the Final Calculation should be adjusted, which adjustments may be requested by either party no later than one year following the end of the applicable contract calendar year.

6.7                                 Termination Not an Exclusive Remedy. Any termination by either party pursuant to this Article is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

Notwithstanding the foregoing, no party shall be entitled to punitive damages as a consequence of the other party’s breach of this Agreement; the non-breaching party’s damages shall be limited to compensatory damages.

6.8                                 Termination of Managed Care Plan. Upon ninety (90) days’ prior written notice, PacifiCare may terminate the Medical Group’s participation in any of the Managed Care Plans described in the Product Attachments to this Agreement. At the end of the ninety (90) day period, PacifiCare may begin transferring the Members receiving Covered Services pursuant to such Managed Care Plan. Until such Members are transferred, following the termination date of the applicable Managed Care Plan, Medical Group shall be obligated to continue to provide services pursuant to Section 8.3 (the continuing care provisions) of this Agreement.

ARTICLE 7
GENERAL PROVISIONS

7.5.2                        Arbitration. Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement which is not resolved pursuant to the

Provider Dispute Resolution Procedure specified above shall be resolved by binding arbitration at the request of either party, in accordance with the Commercial Rules of the American Arbitration Association. Such rules provide that the parties shall share equally the cost of the arbitration except that Medical Group shall not be responsible for costs (excluding attorney fees and expert fees) in excess of the costs of a judicial proceeding. Such arbitration shall occur in Los Angeles, California, unless the parties mutually agree to have such proceeding in some other locale. The arbitrators shall apply California substantive law and Federal substantive law where State law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the provisions of California law, and the arbitrator(s) selected shall have the power to enforce the rights, remedies, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a court of competent jurisdiction of the State of California. The provisions of California law concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement.

The arbitrators shall have the power to grant all legal and equitable remedies provided by California law. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the award is based. The arbitrators shall not have the power to commit errors of law or legal reasoning.

Notwithstanding the above, in the event either Medical Group or PacifiCare wishes to obtain preliminary injunctive relief or a temporary restraining order (together “injunctive relief”), such party may initiate an action for such relief in a court of general jurisdiction in the State of California. The parties specifically agree that such injunctive relief shall only be available with respect to matters directly relating to the continued provision of Covered Services to Members or the acceptance, assignment or transfer of Members. The decision of the court with respect to the requested preliminary injunctive relief or temporary restraining order shall be subject to appeal only as allowed under California law. However, the courts shall not have the authority to review or grant any request or demand for damages. Each party shall bear its own attorneys’ fees.

Medical Group and PacifiCare knowingly acknowledge and agree that the foregoing constitutes a waiver of their constitutional right to a jury trial.

ARTICLE 8
GOVERNING LAW AND REGULATORY REQUIREMENTS

8.6                                 Equal Opportunity/Affirmative Action. PacifiCare is an equal employment opportunity employer. As such, the provisions of Executive Order 11246, as amended (Equal Opportunity/Affirmative Action), 38 U.S.C. 4212, as amended (Vietnam Era Veterans Readjustment Assistance Act), and Section 503 of the Rehabilitation Act of 1973, as amended (Handicapped Regulations), and the implementing regulations found at 41 C.F.R. 60-1&2, 41 C.F.R. 60-250, and 41 C.F.R. 60-741, respectively, are hereby incorporated by reference.

8.7                                 Confidentiality of Protected Health Information.

8.7.1                        Use of Protected Health Information. Medical Group shall not use or disclose Protected Health Information (as defined at 45 C.F.R. § 164.504) for any purpose other than (i) the purposes contemplated by this Agreement; (ii) as required or allowed under the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder at 45 C.F.R. Parts 160 through 164 (collectively, “HIPAA”); or (iii) as otherwise required by law. In no event may Medical Group use or disclose Protected Health Information in a manner that violates or would violate HIPAA if such activity were engaged in by PacifiCare. PacifiCare shall provide copies of relevant portions of HIPAA to Medical Group upon request.

8.7.2                        Safeguards. Medical Group shall use reasonable efforts to implement and maintain such operational and technological safeguards as are necessary to ensure that Protected Health Information relating to Members is not used or disclosed by Medical Group or by any subcontractors, affiliates, or business associates of Medical Group except as is provided in this Agreement.

8.7.3                        Reporting of Unauthorized Use or Disclosure. Medical Group shall promptly report to PacifiCare any use or disclosure of Protected Health Information received from PacifiCare relating to any Member of which Medical Group becomes aware that is not provided for or permitted in this Agreement or by HIPAA. Medical Group shall permit PacifiCare to investigate any such report in accordance with the provisions of Section 8.7.6.

8.7.4                        Use of Subcontractors. To the extent that Medical Group uses one or more subcontractors or agents to perform its obligations under this Agreement, and such subcontractors or agents receive or have access to Protected Health Information of Members, Medical Group shall cause each such subcontractor or agent to sign an agreement with Medical Group containing substantially the same restrictions and conditions related to the protection and confidentiality of Protected Health Information as those that apply to Medical Group under this Agreement. In addition, each such contract shall identify PacifiCare as an intended third party beneficiary with rights of enforcement and indemnification from such subcontractors or agents in the event of any violations thereof.

8.7.5                        Access to and Correction of Information: Disclosure Records. Medical Group shall permit PacifiCare Members timely access to, and to obtain a copy of, Protected Health Information in accordance with the provisions of 45 C.F.R. § 164.524. Medical Group shall permit Members to submit proposed corrections to Protected Health Information, and Medical Group shall accept or deny such proposed corrections in accordance with the provisions of 45 C.F.R. § 164.526. Medical Group shall keep records of all disclosures of Protected Health Information on an ongoing basis and shall maintain such information for a period of at least six (6) years, and Medical Group shall make available the information required to provide an accounting of disclosures as required by 45 C.F.R. § 164.528.

8.7.6                        Right to Audit. Medical Group shall make its practices, books and records related to Protected Health Information received from PacifiCare, or created or received by Medical Group on behalf of PacifiCare or related to PacifiCare Members, available to PacifiCare and to the Secretary of Health and Human Services to determine [Medical Group’s/Hospital’s] compliance with HIPAA and with the provisions of this Section 8.7. In the event it is determined that Medical Group is in violation of HIPAA or this Section 8.7, Medical Group shall promptly remedy any such violation and shall certify the same in writing to PacifiCare.

8.7.7                        Future Confidentiality of Records. From and after expiration or termination of this Agreement, Medical Group shall continue to maintain the confidentiality of the Protected Health Information and shall use or disclose the Protected Health Information only as permitted by this Agreement or State and Federal law.

PRODUCT ATTACHMENT A

PACIFICARE COMMERCIAL HEALTH PLAN

(See Attached)

PRODUCT ATTACHMENT B

PACIFICARE COMMERCIAL POINT-OF-SERVICE PLAN

(See Attached)

PRODUCT ATTACHMENT C

SECURE HORIZONS HEALTH PLAN

(See Attached)

EXHIBIT 1

MEDICAL GROUP FACILITIES AND HOSPITAL(S)

(This Exhibit 1 is an integral part of this Agreement)

(See Attached)

EXHIBIT 2

DELEGATED ACTIVITIES

(This Exhibit 2 is an integral part of this Agreement)

(See Attached)

EXHIBIT 4

DIVISION OF FINANCIAL RESPONSIBILITY

(This Exhibit 4 is an integral part of this Agreement)

(See Attached)

EXHIBIT 4

ATTACHMENTS A, B AND C

(These Attachments are an integral part of this Agreement)

(See Attached)

EXHIBIT 5

QUALITY INCENTIVE PROGRAM

(This Exhibit 5 is an integral pan of this Agreement)

(See Attached)

EXHIBIT 6

WOMEN’S HEALTH BONUS PROGRAM

(This Exhibit 6 is an integral part of this Agreement)

(See Attached)

2.                                       Use of Defined Terms. Terms utilized in this Amendment shall have the same meaning set forth in the definitions to the Agreement.

3.                                       Agreement Remains in Full Force and Effect. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned parties hereby agree to this Amendment as of the date first set forth above.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright

Title:	Vice President, Network Management

Date:	4/30/03

MEDICAL GROUP
GATEWAY PHYSICIANS MEDICAL GROUP

By:	/s/ Michael Olson

Name:	Michael Olson

Title:	MIKE OLSON NETWORK DEVELOPMENT DIRECTOR

Date:	4/16/03

PRODUCT ATTACHMENT A

PACIFICARE COMMERCIAL HEALTH PLAN

This Product Attachment A, along with the Base Agreement, sets forth the specific terms and conditions which are applicable to the PacifiCare Commercial Health Plan, as defined below.

ARTICLE 1
DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Health Plan, as described in this Product Attachment A. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1                                 Commercial Plan Members are Medical Group Members enrolled in the PacifiCare Commercial Plan.

1.2                                 Commercial Plan Premium is the premium received by PacifiCare each month for PacifiCare Commercial Plan Members, excluding amounts to pay broker and agent commissions/compensation, administrative fees paid to affiliates in connection with joint marketing arrangements. Premium taxes and premiums for Supplemental Benefits.

1.3                                 OPM Agreement is the agreement between PacifiCare and the Federal Office of Personnel Management for the provision of Covered Services to persons enrolled in the PacifiCare Commercial Plan through their participation in the health benefits programs for federal employees and their dependents.

1.4                                 PacifiCare Commercial Plan is any and all of the various Managed Care Plans sold by PacifiCare to individuals (excluding individuals eligible for the PacifiCare Medicaid Plan and the Secure Horizons Health Plan) and employer groups, associations with employer group participation and unions which purchase benefits for their employees and their dependents.

1.5                                 Supplemental Benefits are benefits offered under the PacifiCare Commercial Plan which require separate premium, in addition to the Commercial Plan Premium, as consideration for the additional benefits.

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Provision of Covered Services. Medical Group and its Participating Providers shall provide Covered Services to Commercial Plan Members pursuant to the terms of the Base Agreement and this Product Attachment A.

2.2                                 Compliance with OPM Agreement. Medical Group shall comply with all requirements in the OPM Agreement which arc applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement. Without limiting the foregoing, Medical Group shall ensure that all provisions of the OPM Agreement which are applicable to Medical Group’s Participating Providers are included in Medical Group’s subcontracts with its Participating Providers.

A copy of the OPM Agreement shall be provided to Medical Group concurrent with the execution of this Agreement.

2.3                                 Compliance with Subscriber Agreements for PacifiCare Commercial Plan. Medical Group and its Participating Providers shall comply with all requirements in Subscriber Agreements for the PacifiCare Commercial Plan which are applicable to Medical Group. PacifiCare shall make good faith efforts to notify Medical Group of any such requirements that are not otherwise reflected in this Agreement.

ARTICLE 3
COMPENSATION

3.1                                 Age/Gender/Benefit Adjusted Commercial Capitation. Capitation Payments for Commercial Plan Members shall be made based upon a per Member per month base capitation rate (“Base Capitation Rate”) adjusted to reflect the Medical Group Members’ age, gender, and benefit plan participation. The Base Capitation Rate for both Gateway Physicians-United Western Medical Center (DEC 16210) and Gateway Physicians-Placentia Linda (DEC 16206) shall be *** per Commercial Plan Member per month. Age gender adjustment factors are actuarially determined and arc listed below. Benefit adjustment factors are actuarially determined by PacifiCare and may take into consideration variations in benefit plan types, Copayment and coinsurance levels. PacifiCare may change its benefit adjustment factors as needed to support the differing plan types that it offers. On an annual basis, PacifiCare may modify the benefit adjustment factors based on actuarially determined changes. The Standard Service Capitation Amount will vary during subsequent months as a result of changes in the age, gender, and benefit plan participation of the Medical Group’s Members for the applicable month. The total monthly Capitation Payment shall also be adjusted in the manner set forth in Article 5 of the Base Agreement.

The following are PacifiCare’s age/gender adjustment factors

Gender	Age Band	Physician

C	00-00	1.8412
C	01-01	1.1116
C	02-09	0.4434
C	10-17	0.4411
F	18-19	0.6649
F	20-24	0.9544
F	25-29	1.3620
F	30-34	1.3911
F	35-39	1.3147
F	40-44	1.3872
F	45-49	1.5017
F	50-54	1.7097
F	55-59	1.9981
F	60-64	2.2818

F	65 and Over	1.9375
M	18-19	0.3840
M	20-24	0.3787
M	25-29	0.4805
M	30-34	0.6052
M	35-39	0.6675
M	40-44	0.8186
M	45-49	1.0095
M	50-54	1.3110
M	55-59	1.7451
M	60-64	2.1970
M	65 and Over	2.0813

3.1.1                        PacifiCare guarantees that the Medical Group will receive a Minimum Capitation Guaranty per Commercial Health Plan Member per month, for the provision of Medical Services. In exchange for this minimum guaranty, the parties have also agreed to establish a Maximum Capitation Guaranty. The program shall only apply to calendar year 2003. The guaranty (the “Minimum/Maximum Capitation Guaranty Program”) is described further as follows:

For the period January 1, 2003. to December 31, 2003 only, the Medical Group Minimum Capitation Guaranty shall be *** per Member per month (“Minimum Capitation Guaranty”) and the maximum payment shall be limited to *** per Member per month (“Maximum Capitation Guaranty”). The capitation guaranty shall be based on a flat per Member per Month amount, not adjusted for age/sex/benefit plan factors.

If the Average Capitation Amount per Member per month for Medical Group, calculated as set forth below, is less than the Minimum Capitation Guaranty, PacifiCare shall pay the Medical Group the difference. If the average Capitation Amount per Member per month exceeds the Maximum Capitation Guaranty, the Medical Group shall pay PacifiCare the difference. Such payments shall be made at the times and in the manner described below. The Minimum/Maximum Capitation Guaranty Program shall be calculated and applied prior to any other adjustments pursuant to the Agreement.

Calculation of the Minimum/Maximum Capitation Guaranty Program will be based on the “Standard Service Capitation Amounts” shown on the monthly capitation report for the applicable calendar quarter(s) inclusive of adjustments for retroactive changes in Membership, but excluding all other adjustments to Capitation Payments (the “Average Capitation Amount”). The Standard Service Capitation amount(s) shall be divided by the total Member months for the period and compared with the Minimum Capitation Guaranty and Maximum Capitation Guaranty for the applicable period. PacifiCare shall determine whether any payments are due under the Minimum/Maximum Capitation Guaranty Program within forty-five (45) calendar days after the end of each calendar quarter for the first three quarters of calendar year 2003, with a final calculation as provided below.

If amounts are due to the Medical Group, PacifiCare will provide payment thirty (30) days after the calculation is due (i.e. 75 days after the calendar quarter). If amounts are due to PacifiCare, PacifiCare will deduct such amount from the Capitation Payment of the Medical Group in the month following provision of the calculation (i.e. if the calculation is provided on November 15th, the deduction will be taken from the Capitation Payment due on December 10th). If amounts are due to Medical Group, PacifiCare will make the payment on the fifteenth (15th) calendar day of the month following the provision of the calculation.

A final, aggregated, year-end settlement will be determined by PacifiCare on September 15, 2004, based on a calculation for the entire calendar year 2003. If amounts are due to the Medical Group, PacifiCare will provide payment by October 15, 2004. If amounts are due to PacifiCare, PacifiCare will deduct such amount from the October 10, 2004, Medical Group Capitation Payment. If the Agreement is terminated prior to the final year-end settlement timeframes as specified in this Section, then the final settlement will be settled in the manner described at 6.6, Repayment Upon Termination.

Example:

Calendar Yr 2003 QuarterAverage PMPM    Calculation Due    Date

Paid/Recovered

Ql Avg for Ql      May 15, 2003 June 15 (pd) June 10 (recovered)

Q2 Avg. for Ql-Q2       Aug. 15, 2003 Sept. 15 (pd) Sept. 10 (recovered)

Q3 Avg. for Q1-Q3      Nov. 15, 2003 Dec. 15 (pd) Dec. 10 (recovered)

Q4 Avg. for Q1-Q4      Feb. 15, 2004 March 15 (pd) March 10 (recovered)

2003 Year-end Settlement Avg. for Q1-Q4, adjusted for retroactivity

Sept. 15, 2004  Oct. 15, 2004 (pd)  Oct. 10, 2004 (recovered)

3.1.2                        Adjustment for ISL Premium. In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group’s opting out of PacifiCare’s ISL Program.

3.2                                 ISL Program. The ISL Deductible, ISL Premium and ISL Coinsurance for the Commercial Plan shall initially be:

(i)                                ISL Deductible shall be zero dollars and no cents ($0.00) per Commercial Plan Member per calendar year.

(ii)                              ISL Premium shall be zero dollars and zero cents ($0.00) per Commercial Plan Member per month.

(iii)                           ISL Coinsurance shall be zero percent (0%) of Cost of Care in excess of the ISL Deductible.

If PacifiCare has approved of Medical Group’s opt out of the ISL Program, the above amounts and percentages will reflect “zero.” In such event, Medical Group shall be required to obtain ISL coverage from a third-party insurance earner in accordance with Section 5.6.5 of the Base Agreement.

3.3                                 Commercial Hospital Incentive Program. PacifiCare shall establish and administer an annual Commercial Hospital Incentive Program for the PacifiCare Commercial Plan (the “CHIP”). The CHIP is designed to provide an incentive for the efficient and effective use of Hospital Services, and shall be calculated utilizing the terms defined below. All calculations for the CHIP shall be based upon Commercial Plan Members, excluding Commercial POS Plan Members.

3.3.1                        Reinsurance Program. Claims under the Reinsurance Program shall be valued at the Cost of Care as defined in this Agreement. The Reinsurance Deductible, Reinsurance Premium and Reinsurance Coinsurance for the Commercial Plan shall initially be:

(i)                                     Reinsurance Deductible shall be fifty thousand dollars ($50,000) per Commercial Plan Member per calendar year.

(ii)                                  Reinsurance Premium shall be six and ninety-six tenths percent (6.96%) of Commercial Plan Premium.

(iii)                               Reinsurance Coinsurance shall be fifty percent (50%) of the Cost of Care for amounts in excess of the Reinsurance Deductible but less than two hundred fifty thousand dollars ($250,000) and twenty percent (20%) of the Cost of Care for amounts in excess of two hundred fifty thousand dollars ($250,000).

3.3.2                        CHIP Budget.  The CHIP Budget for Commercial Plan Members shall be established based upon a per Member per month rate (“Base Rate”) adjusted to reflect the Assigned Medical Group Members’ age, gender, and benefit plan participation. The Base Rate for both Gateway Physicians-United Western Medical Center (DEC 16210) and Gateway Physicians-Placentia Linda (DEC 16206) shall be *** per Commercial Plan Member per month. Age/gender adjustment factors are actuarially determined by PacifiCare and are listed below. Benefit adjustment factors are actuarially determined by PacifiCare and take into consideration variations in benefit plan types, Copayment and coinsurance levels. PacifiCare may change its benefit adjustment factors as needed to support the differing plan types that it offers. On an annual basis, PacifiCare may modify the benefit adjustment factors based on actuarially determined changes. The CHIP Budget will vary during subsequent months as a result of changes in the age, gender, and benefit plan participation of the Assigned Medical Group Members for the applicable month.

The following are PacifiCare’s CHIP Budget age/gender adjustment factors:

Gender	Age Band	Hospital

C	00-00	4.0488
C	01-01	0.7234
C	02-09	0.3228
C	10-17	0.3706
F	18-19	0.5841
F	20-24	0.9398
F	25-29	1.4088
F	30-34	1.3551
F	35-39	1.1025
F	40-44	1.0464
F	45-49	1.1741
F	50-54	1.4581
F	55-59	2.0324
F	60-64	2.4463
F	65 and Over	2.2225
M	18-19	0.4431
M	20-24	0.4520
M	25-29	0.5000
M	30-34	0.5081
M	35-39	0.6558
M	40-44	0.8823
M	45-49	1.1058
M	50-54	1.5844
M	55-59	2.2785
M	60-64	3.0045
M	65 and Over	2.9368

3.3.3                        CHIP Expense. CHIP Expense shall be equal to the sum of the following:

(i)                                     Inpatient costs for Hospital Services rendered to Commercial Plan Members, excluding Commercial POS Plan Members, by Participating Providers, valued at the actual costs incurred by PacifiCare; plus,

(ii)                                  Other Hospital Services rendered to Commercial Plan Members, excluding Commercial POS Plan Members, by Participating Providers other than inpatient services, valued at actual costs incurred by PacifiCare; plus,

(iii)                               The actual amount paid for Hospital Services which are rendered by non-Participating Providers; minus,

(iv)                              Amounts paid by PacifiCare under the Reinsurance Program, if any; minus

(v)                                 Any and all amounts received from third parties for Hospital Services provided to Commercial Plan Members, excluding Commercial POS Plan Members, through coordination of benefits, work-related accidents or injuries, stop-loss and reinsurance payments and Member Copayments.

3.3.4                        CHIP Surplus. In the event the CHIP Expense is less than the CHIP Budget, the surplus shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.3.5                        CHIP Deficit. In the event the CHIP Expense is greater than the CHIP Budget, the deficit shall be allocated as follows:

*** to Medical Group, not to exceed *** per Commercial Plan Member per month.

*** to PacifiCare

3.3.6                        Settlements and Reconciliation. Interim settlements and the final settlement and reconciliation of the CHIP shall be performed by PacifiCare as provided in Article 5 of the Base Agreement.

3.4                                 Commercial Plan Pharmacy Incentive Program. PacifiCare shall establish and administer an annual Pharmacy Incentive Program for the PacifiCare Commercial Plan (the “PIP”). The PIP is designed to provide an incentive for the efficient and effective use of Outpatient Pharmacy Supplemental Benefits for Commercial Plan Members. The PIP shall be calculated as follows:

3.4.1                        Outpatient Pharmacy Supplemental Benefits shall be the benefits made available by PacifiCare under the PacifiCare Supplemental Pharmacy Benefit, as defined in the applicable Subscriber Agreement.

***

3.4.3                        PIP Expense shall equal the expense incurred for the provision of Outpatient Pharmacy Supplemental Benefits during the applicable period.

3.4.4                        PIP Threshold shall be calculated using several factors, included trended 2002 calendar year and ongoing actual performance for Medical Group, inflationary trends and benefit adjustments. Effective January 1, 2003, the PIP Threshold shall be *** per Commercial Plan Member per month. The PIP Threshold shall be re-calculated yearly and PacifiCare shall notify Medical Group of the new PIP Threshold by sixty (60) calendar days prior to the anniversary date.

3.4.5                        PIP Surplus. Medical Group shall participate in the Pharmacy Upside Sharing Program. In the event the PIP Expense is less than the PIP Threshold during the 2003 calendar year, the amount of this difference will be referred to as the PIP Surplus. In this event, fifty percent (50%) of the surplus shall be allocated to Medical Group. This PIP shall be settled on a quarterly basis beginning with the second quarter of the 2003 calendar year and ongoing within ninety (90) days of the end of the quarter. Quarterly payouts will be subject to an IBNR adjustment. There will be a final, cumulative settlement produced within one hundred eight (180) days of the 2003 calendar year.

3.4.6                        PIP Deficit. In the event that the PIP Expense is greater than the PIP Budget, zero percent (0%) of the deficit shall be allocated to Medical Group.

3.4.7                        Pharmacy Management Programs. Medical Group shall continue its Pharmacy Management Programs. PacifiCare’s Clinical Pharmacist will continue to work with Medical Group to identify performance improvement opportunities. Medical Group shall work cooperatively with PacifiCare’s Clinical Pharmacist and participate in PacifiCare’s Pharmacy Management Initiatives, as applicable.

3.4.8                        Annual Review. The PIP shall be adjusted annually to reflect changes, including Pharmacy expenses, inflation, benefit plans and drug management programs.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment A.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright
Title:	Vice President, Network Management

Date:	4/30/03

MEDICAL GROUP GATEWAY PHYSICIANS MEDICAL ASSOCIATES

By:	/s/ Mike Olson

Name:	MIKE OLSON

Title:	NETWORK DEVELOPMENT DIRECTOR

Date:	4/16/03

PRODUCT ATTACHMENT B

PACIFICARE COMMERCIAL POINT-OF-SERVICE PLAN

In addition to the terms and conditions set forth in the Base Agreement and Product Attachment A, the following terms and conditions, as defined below, are also applicable to the PacifiCare Commercial Point-of-Service Plan

ARTICLE 1

DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Point-of-Service Plan, as described in this Product Attachment B. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1                                 Commercial POS Plan Members are Medical Group Members enrolled in the PacifiCare Commercial POS Plan.

1.2                                 In-Network Services are Covered Services received by Commercial POS Plan Members which are (a) provided or arranged by Medical Group pursuant to the PacifiCare Commercial Plan; (b) received from a non-contracting Provider following an authorization from Medical Group; (c) Emergency Services; and (d) Urgently Needed Services.

1.3                                 In-Network Hospital Services are Hospital Services received by Commercial POS Plan Members which are (a) provided or arranged by Medical Group pursuant to the PacifiCare Commercial Plan; (b) received from a non-contracting Provider following an authorization from Medical Group; (c) Emergency Services; and (d) Urgently Needed Services.

1.4                                 Out-of-Network Services are Covered Services, excluding Emergency Services and Urgently Needed Services, which are received by Commercial POS Plan Members without the prior authorization of Medical Group.

1.5                                 PacifiCare Commercial Point-of-Service (“POS”) Plan is any PacifiCare Commercial Plan, as defined in Product Attachment A, under which Members are entitled to coverage for both In-Network Services and Out-of-Network Services.

ARTICLE 2

DUTIES OF MEDICAL GROUP

2.1                                 Covered Services.  Medical Group and its Participating Providers shall provide or arrange Covered Services to Commercial POS Plan Members under same terms and conditions as Commercial Plan Members.

2.2                                 Reciprocity; Reimbursement for Out-of-Network Services.  If any of Medical Group’s Participating Providers provides Out-of-Network Services to a Commercial POS Plan Member, such Medical Group Participating Provider shall bill PacifiCare or the payor responsible for payment for Out-of-Network Services for such services and agrees to accept full payment at the Cost of Care. Neither Medical Group nor its Participating Providers shall encourage Members to receive Covered Services from non-Participating Providers. Medical Group shall include the requirements of this Section in all subcontracts with its Participating Providers.

ARTICLE 3

COMPENSATION

3.1                                 Capitation Payments for Commercial POS Plan Members.  For Commercial POS Plan Members, PacifiCare will pay Medical Group *** of the monthly Standard Service Capitation Amount for Commercial Plan Members, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section. The payment described in this Section is payment in full for In-Network Services, except for Copayments, coordination of benefits and third party recoveries.

3.1.1                        Premium Adjustments.  The Commercial Plan Premium and benefits may be amended for each Subscriber Agreement upon the annual renewal date of each Subscriber Agreement at the sole discretion of PacifiCare.

3.2                                 Commercial POS Control Program.  Effective January 1, 2003, the Commercial POS Control Program is discontinued. Therefore, this Section 3.2 [Commercial POS Control Program] is hereby deleted and the numbering reserved for future use.

3.3                                 Adjustment of Rates. Capitation Payments for Commercial POS Plan Members and the POS Plan Budget may be prospectively adjusted on an annual basis to reflect actual experience under the Commercial POS Plan; provided, however, that in no event shall the amount of any increase or decrease to such Capitation Payments be greater than ten (10) percentage points in any given year.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment B.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright
Title:	Vice President, Network Management

Date:	4/30/03

MEDICAL GROUP GATEWAY PHYSICIANS MEDICAL ASSOCIATES

By:	/s/ Mike Olson

Name:	MIKE OLSON
NETWORK DEVELOPMENT DIRECTOR

Title:

Date:	4/16/03

PRODUCT ATTACHMENT C

SECURE HORIZONS HEALTH PLAN

This Product Attachment C, along with the Base Agreement, sets forth the terms and conditions which are applicable to the Secure Horizons Health Plan, as defined below.

ARTICLE 1

DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the Secure Horizons Health Plan, as described in this Product Attachment C. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1 1                                 CMS Agreement is the Medicare - Choice contract between PacifiCare and CMS.

1.2                                 Medicare is the Hospital Insurance Plan (Part A) and the Supplementary Medical Insurance Plan (Part B) provided under Title XVIII of the Social Security Act, as amended.

1.3                                 Monthly CMS Payment is the revenue received by PacifiCare each month from CMS, as determined by CMS, for providing Covered Services to Secure Horizons Members.

1.4                                 Secure Horizons Health Plan is the prepaid health plan operated by PacifiCare pursuant to the CMS Agreement which provides Covered Services to individuals (including retirees) eligible to receive Medicare benefits.

1.5                                 Secure Horizons Members are Medical Group Members enrolled in the Secure Horizons Health Plan.

1.6                                 Secure Horizons Revenue is the Monthly CMS Payment for Medical Group Members enrolled in the Secure Horizons Health Plan, less payments for broker and agent commissions/compensation (when applicable), amounts paid for certain third parties for services provided in connection with the identification and enrollment of individuals who can be designated as Specified Low-Income Beneficiaries eligible for the Qualified Medicare Beneficiary Program, and premium taxes.

ARTICLE 2

DUTIES OF MEDICAL GROUP

2.1                                 Compliance with CMS Agreement and Federal Medicare Law. Medical Group shall comply with all requirements in the CMS Agreement which are applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement. Without limiting the foregoing, Medical Group shall ensure that all provisions of the CMS Agreement which are applicable to Medical Group’s Participating Providers as a subcontractor of PacifiCare are included in Medical Group’s subcontracts with its Participating Providers. A copy of the CMS Agreement shall be made available to Medical Group concurrent with the execution of this Agreement.

Medical Group and its Participating Providers shall comply with Title XVIII of the Social Security Act and the regulations adopted thereunder by CMS for the Medicare program.

2.2                                 Medicare Participation Standards. Medical Group shall require that all of its Participating Providers who provide services to Secure Horizons Members meet the standards for participation and all applicable requirements for providers of health care services under the Medicare program. In addition, Medical Group shall require that all facilities and offices utilized by Medical Group and its Participating Providers to provide or arrange Covered Services to Secure Horizons Members shall comply with facility standards established by CMS.

2.3                                 Specific Provisions Pertaining to Benefits, Coverage and Beneficiary Protections. Without limiting any of Medical Group’s other obligations under this Agreement, Medical Group specifically agrees to comply with the following policies and procedures:

(i)                                     PacifiCare’s policies pertaining to the collection of Copayments which prohibit the collection of Copayments for routine injections, routine immunizations, flu immunizations, and the administration of pneumococcal/pneumonia vaccine.

(ii)                                  PacifiCare’s policies pertaining to pre-certification which provide that Secure Horizons Members may directly access a provider for mammography and influenza vaccinations and women’s health specialists for routine and preventative health care.

(iii)                               PacifiCare’s policies pertaining to complex and serious conditions which provide for procedures to identify, assess and establish treatment plans for persons with complex or serious medical conditions.

(iv)                              PacifiCare’s policies pertaining to enrollment and assessment of new Secure Horizons Members including requirements to conduct a health assessment of all new Secure Horizons Members within ninety (90) days of the effective date of their enrollment.

2.4                                 Confidentiality of Medical Records. Medical Group shall establish and maintain procedures and controls so that no information contained in its records or obtained from CMS or from others in carrying out the terms of this Agreement shall be used by or disclosed by it, its agents, officers, or employees except as provided in Section 1106 of the Social Security Act, as amended, and regulations prescribed thereunder.

2.5                                 Submission of Data. Medical Group shall cooperate with PacifiCare in submitting to the Secretary of Health and Human Services statistical data pertaining to Covered Services provided by Medical Group, enrollment and disenrollment data and any other reports the Secretary may reasonably require to carry out its functions under the Medicare + Choice program.

2.6                                 Advance Directives. Medical Group shall document all Secure Horizons Member patient records with respect to the existence of an Advance Directive in compliance with the Patient Self-Determination Act (Section 4751 of the Omnibus Reconciliation Act of 1990), as amended, and other appropriate laws. For purposes of this Agreement, an Advance Directive is a Member’s written instructions, recognized under State law, relating to the provision of health care when the Member is not competent to make health care decisions as determined under State law. Examples of Advance Directives are living wills and durable powers of attorney for health care.

2.7                                 Non-Discrimination. Medical Group understands that CMS requires compliance with the provisions of this Section as a condition for participation in the Secure Horizons Health Plan.

Medical Group and its Participating Providers shall not unlawfully discriminate against any of their employees or applicants for employment or against any Members on the basis of race, color, creed, national origin, ancestry, religion, sex, marital status, age (except as provided by law), sexual orientation, gender identity, or physical or mental handicap, including HIV status. Medical Group and its Participating Providers shall ensure that the evaluation and treatment of their employees and applicants for employment and of Members are free of such discrimination. Medical Group and its Participating Providers shall comply with Title VI of the Civil Rights Act of 1964, as amended (42 U.S.C. Section 2000d et. seq.). Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. Section 794) and the regulations thereunder, Title IX of the Education Amendments of 1972, as amended (20 U.S.C. Section 1681 et. seq.), the Age Discrimination Act of 1975, as amended (42 U.S.C. Section 6101 et. seq.), Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended (42 U.S.C. Section 9849), the Americans With Disabilities Act (P.L. 101-365) and all implementing regulations, guidelines and standards as are now or may be lawfully adopted under the above statutes.

2.8                                 Termination of CMS Agreement. In the event the CMS Agreement is terminated or not renewed, the provisions of this Agreement relating to the Secure Horizons Health Plan shall automatically terminate unless otherwise agreed by CMS and PacifiCare.

ARTICLE 3

COMPENSATION

3.1                                 Capitation Payments for Secure Horizons Members.  Capitation Payments for Secure Horizons Members assigned to Gateway Physicians-United Western Medical Center (DEC 16210) shall be *** of the Secure Horizons Revenue per Secure Horizons Member per month, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section.

3.1.1                        Adjustment for ISL Premium.  In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group’s opting out of PacifiCare’s ISL Program.

3.2                                 ISL Program. The ISL Deductible, ISL Premium and ISL Coinsurance for the Secure Horizons Plan shall initially be:

(i)                                     ISL Deductible shall be zero dollars and no cents ($0.00) per Secure Horizons Member per calendar year.

(ii)                                  ISL Premium shall be zero percent (0%) of the Secure Horizons Revenue.

(iii)                               ISL Coinsurance shall be zero percent (0%) of the Cost of Care in excess of the ISL Deductible.

If PacifiCare has approved of Medical Group’s opt out of the ISL Program, the above amounts and percentages will reflect “zero.” In such event, Medical Group shall be required to obtain ISL coverage from a third-party insurance carrier in accordance with Section 5.6.5 of the Base Agreement.

3.3                                 Secure Horizons Hospital Incentive Program.  PacifiCare shall establish and administer an annual

Hospital Incentive Program for the Secure Horizons Health Plan (the “SHIP”). The SHIP is designed to provide an incentive for the efficient and effective use of Hospital Services, and shall be calculated utilizing the terms defined below.

3.3.1                        Reinsurance Program.  Claims under the Reinsurance Program shall be valued at the Cost of Care as defined in this Agreement. The Reinsurance Deductible, Reinsurance Premium and Reinsurance Coinsurance for the Secure Horizons Plan shall initially be:

(i)                                     Reinsurance Deductible shall be forty thousand dollars and no cents ($40,000) per Secure Horizons Member per calendar year.

(ii)                                  Reinsurance Premium shall be nine and six tenths percent (9.06%) of the Secure Horizons Revenue.

(iii)                               Reinsurance Coinsurance shall be fifty percent (50%) of the Cost of Care for amounts in excess of the Reinsurance Deductible but less than two hundred fifty thousand dollars ($250,000) and twenty percent (20%) of the Cost of Care for amounts in excess of two hundred fifty thousand dollars ($250,000).

3.3.2                        SHIP Budget.  The SHIP Budget for Secure Horizons Members assigned to Gateway Physicians-United Western Medical Center (DEC 16210) shall be *** of the Secure Horizons Revenue per Secure Horizons Member per Month, plus twenty five percent (25%) for each Secure Horizons Member for whom PacifiCare has received a monthly member premium, subject to the adjustments set forth in Article 5 of the Base Agreement and further specified below, less PacifiCare Secure Horizons Plan Reinsurance Premium, if any.

3.3.3                        SHIP Expense.  SHIP Expense shall be equal to the sum of the following:

(i)                                     Inpatient costs for Hospital Services rendered to Secure Horizons Members by Participating Providers valued at the actual costs incurred by PacifiCare; plus,

(ii)                                  Other Hospital Services rendered to Secure Horizons Members by Participating Providers other than inpatient services, valued at actual costs incurred by PacifiCare; plus,

(iii)                               The actual amount paid for Hospital Services, which are rendered by non-Participating Providers; minus,

(iv)                              Amounts paid by PacifiCare under the Reinsurance Program, if any; minus,

(v)                                 Any and all amounts received from third parties for Hospital Services provided to Secure Horizons Members through coordination of benefits, work-related accidents or injuries, stop-loss and reinsurance payments and Medical Group Member Copayments.

3.3.4                        SHIP Surplus.  In the event the SHIP Expense is less than the SHIP Budget, the surplus shall be allocated as follows:

Seventy percent (70%) to Medical Group

Thirty percent (30%) to PacifiCare

3.3.5                        SHIP Deficit. In the event the SHIP Expense is greater than the SHIP Budget, the deficit shall be allocated as follows:

*** to Medical Group, not to exceed,*** per Secure Horizons Plan Member per month.

*** to PacifiCare

3.3.6                        Settlements and Reconciliation.  Interim settlements and the final settlement and reconciliation of the SHIP shall be performed by PacifiCare as provided in Article 5 of the Base Agreement.

3.3.7                        One Time Adjustment for 2003 Increases in Secure Horizons Revenue.  The Capitation Percentage set forth above assumes a prospective Secure Horizons Revenue increase effective as of January 1, 2003, of no greater than *** over the average Secure Horizons Revenue for Assigned Medical Group Members for calendar year 2002 (the “Annual Increase”). In the event that the actual Annual Increase is more than ***, as determined by law or legislative or regulatory action or federal administrative agency interpretation no later than December 31, 2002 (as calculated by PacifiCare for Assigned Medical Group Members) the increase shall be used to enhance market competitiveness and/or improve Secure Horizons Plan benefits. PacifiCare shall reduce the Capitation Percentage to an amount that will adjust Medical Group’s Standard Service Capitation Payments to reflect the *** agreed limit on the Annual Increase in Secure Horizons Revenue under this Agreement. The resulting adjustment, if any, in the Capitation Percentage shall begin with the January 2003 Standard Service Capitation Payment.

3.4 Collection of Charges From Third Parties When Medicare Is Not the Primary Payor.  Medical Group shall accept Capitation Payments from PacifiCare as payment in full for Covered Services provided to Secure Horizons Members; provided, however, when Medicare is not the primary payor for Covered Services, such as when the Secure Horizons Member is entitled to payment from another third party or for payment for a workers’ compensation claim, or from other primary insurance coverage maintained by Secure Horizons Member, Medical Group shall make no demand upon PacifiCare for reimbursement under the Individual Stop-Loss Program until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within ten (10) months from the date of the provision of Covered Services.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment C.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright
Title:	Vice President, Network Management

Date:	4/30/03

MEDICAL GROUP
GATEWAY PHYSICIANS MEDICAL
ASSOCIATES

By:	/s/ Mike Olson
Name:	MIKE OLSON
NETWORK DEVELOPMENT DIRECTOR

Title:

Date:	4/16/03

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

(PROFESSIONAL CAPITATION)

EXHIBIT 1

MEDICAL GROUP FACILITIES AND HOSPITAL(S)

(This Exhibit 1 is an integral part of this Agreement)

Medical Group Facilities:

Gateway Physicians Medical Associates-United Western Medical Center
Commercial and Secure Horizons Health Plan

Gateway Physicians Medical Associates-Placentia Linda
Commercial Health Plan Only

Facilities shall also include each facility at which a Medical Group Participating Provider routinely provides services pursuant to this Agreement.

All Medical Group Facilities shall, in accordance with PacifiCare’s policies and procedures, be subject to PacifiCare’s prior written approval.

Hospital(s):

Western Medical Center

Placentia Linda Hospital

Medical Group Service Area:

The Medical Group Service Area is the geographic area served by the Medical Group’s Participating Providers, including referral providers. The Medical Group Service Area is defined as being within a thirty (30) mile radius of each of the Medical Group Facilities, and includes the facilities and physician offices beyond the thirty mile radius where Referral Services are arranged for by Medical Group. The Medical Group Service Area shall be determined by PacifiCare, based upon the shortest route using public streets and highways.

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

(PROFESSIONAL CAPITATION)

EXHIBIT 2

DELEGATED ACTIVITIES

(This Exhibit 2 is an integral part of this Agreement)

The purpose of the following Grids is to specify the responsibilities of PacifiCare and Medical Group under the Agreement with respect to: (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) medical management.

The Grids set forth the specific activities with respect to (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) medical management, which PacifiCare has delegated to Medical Group and which Medical Group shall perform on behalf of PacifiCare. The Grids also set forth the specific activities with respect to: (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) medical management, which PacifiCare has not delegated to Medical Group under the Agreement and which PacifiCare shall perform directly utilizing its own personnel. Medical Group is responsible for cooperating, participating and complying with PacifiCare’s performance of such activities.

PacifiCare does not formally delegate to its contracting medical groups the responsibility for performing quality management and improvement activities on behalf of PacifiCare. However, PacifiCare does require contracting medical groups to maintain a quality improvement and management program, participate and cooperate in PacifiCare’s quality improvement program, collect data for PacifiCare’s quality improvement activities, and carry out corrective actions as required by PacifiCare. Accordingly, the Grids set forth certain quality improvement activities which PacifiCare has not delegated to Medical Group to perform on behalf of PacifiCare, but which PacifiCare and Medical Group shall perform concurrently under the Agreement. PacifiCare also does not formally delegate to contracting medical groups the responsibility for performing member services. However, PacifiCare does require contracting medical groups under the Agreement to participate, cooperate and comply with PacifiCare’s activities relating to member services, preventive health services, and medical record reviews as required by PacifiCare.

The Grids also identify (i) the elements and performance measures established by PacifiCare for the Delegated Activities in accordance with the NCQA accreditation standards and State and Federal law and regulatory requirements, (ii) the reports which shall be provided to PacifiCare by Medical Group for each of the Delegated Activities and the frequency of reporting, and (iii) the oversight activities which PacifiCare shall perform with respect to each of the Delegated Activities.

Exhibit 2 may be amended from time to time during the term of this Agreement by PacifiCare to reflect changes in delegation standards; delegation status; performance measures; reporting requirements; and other provisions of Exhibit 2.

MEDICAL MANAGEMENT DELEGATION GRID

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
UM Program Structure and Process	☒ Delegated ☐ Not delegated

Development and documentation of program structure and accountability, including.

1)      Goals & Objectives, including behavioral health care aspects

2)      Committee responsibilities.

a)      Membership

b)      Minutes

c)      Dissemination of information

d)      Education of staff & providers

3        UM Director & senior physician’s and designated behavioral health care practitioner roles

4        UM Dept interfaces with other depts.

5        Program is evaluated & approved annually

For each UM function delegated there must be documentation of.

1        Staff & Physician responsibilities related to each UM function

2        Adequate staffing mix

3        After-hours UM process defined

4        Interface with PacifiCare appropriately

5        Data elements as required

6        Reporting capability

Implementation of corrective action plan for elements of non-compliance.

• Annual submission of UM Program and Work Plan and Evaluation • Submission of corrective action plans as needed

•      Initial onsite assessment using approved oversight document

•      Annual oversight assessment

•      Annual PacifiCare committee approval of UM Program documents

•      Identification of corrective action plans for elements of non-compliance

Prior Authorization Professional Institutional	☒ Delegated ☐ Not delegated ☐ Delegated ☒ Not delegated

For prior authorization the Provider Group (PG) must:

•      Comply with PacifiCare’s Turn Around Times and notification requirements.

•      Follow nationally recognized medical necessity criteria

•      Develop and document program to perform prior authorization function of OP care meeting all regulatory and PacifiCare standards

			• Weekly submission of authorization denial logs • Monthly submission of encounter data • Participation in census verification process	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Concurrent Review	☐ Delegated ☒ Not delegated

For concurrent review PG must:

•      Comply with PacifiCare’s Turn Around Times and notification requirements.

•      Follow nationally recognized medical necessity criteria

•      Develop and document programs to perform concurrent review of acute and Skilled Nursing Facility inpatients meeting all regulatory and PacifiCare standards

			• Daily submission of patient census by admission and discharge and Level of Care • Monthly submission of Bed Days per thousand members per year	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Discharge Planning	☐ Delegated ☒ Not delegated

Develop and document program to perform discharge planning functions for Acute and Skilled Nursing Facility meeting all regulatory and PacifiCare standards

Issue Skilled Nursing Facility Notice of Non-coverage timely and appropriately

			Reviewed during annual assessment	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Out Of Area (OOA)	☐ Delegated ☒ Not delegated	If not delegated, report any OOA notifications received by group If delegated, develop and document program to perform OOA concurrent review meeting all regulatory and PacifiCare standards	If Group delegated, OOA should be included in weekly authorization/ denial log submission	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Case Management	☐ Delegated ☒ Not delegated	Develop and document program to perform Case Management function meeting all regulatory and PacifiCare standards If NOT delegated, responsible to coordinate care with PacifiCare Case Managers	Monthly submission of Case Management Log • ESRD • Transplants • Catastrophic	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Transplants	☒ Not delegated

Develop and document Policies and Procedures to support notification to PacifiCare of potential transplant candidates.

•      Responsible to provide PacifiCare with all necessary information to make medical determination and manage the case.

Report cases immediately

New Technology	☒ Not delegated	Develop and document Policies and Procedures to support notification to PacifiCare of requests for new technology and coordination of making determinations	Ad Hoc	NA

Retrospective-Review Professional Retrospective Review Institutional	☒Delegated ☐ Not delegated ☐ Delegated ☒ Not delegated

For Retroactive-review of services PG must:

•      Comply with PacifiCare’s Turn Around Times and notification requirements.

•      Follow PacifiCare’s approved medical necessity criteria

•      Develop and document program to perform retrospective review function.

			Weekly submission of authorization/ denial logs	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function

Denials Professional Institutional	☒Delegated ☐ Not delegated ☐ Delegated ☒ Not delegated

For Denials of 1 services PG must:

•      Comply with PacifiCare’s Turn Around Times and notification requirements.

•      Follow nationally recognized medical necessity criteria

•      Develop and document of program to perform denial function meeting all regulatory and PacifiCare standards.

			Weekly submission of denial logs.	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function.

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Benefit Interpretations	☒ Not delegated

For Benefit Interpretations PG must:

•      Comply with PacifiCare’s Turn Around Times and notification requirements

•      Request PacifiCare interpretation when unable to make clear determination based on resources provided by PacifiCare (e.g., Benefits Manual)

•      Request PacifiCare determination regarding medical necessity when requested service appears to be of an experimental or investigational nature for a member who has a “life-threatening” or “seriously debilitating” condition as defined inthe California Health & Safety Code (see note below)*.

			N A	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Appeals	☐Delegated ☒ Not delegated	• Develop and document program to support cooperation with PacifiCare in handling appeals • Notify PacifiCare of all member and provider appeals coming through PG	PacifiCare will provide the PG a quarterly report to show number of appeals and overturn rate for specific PG.	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function.

PacifiCare’s responsibilities relating to Medical Management and those responsibilities, which PacifiCare has delegated to the Provider Group, are outlined above.

The Provider Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior written approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status. In the event there are deficiencies PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status. In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan. If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

California Health and Safety Code Section 1370.4(a)(l)(B)(i) and (ii) and Section l370.4(a)(l)(C) defines the following terms: “Life-threatening” means either or both of the following: (i) Diseases or conditions where the likelihood of death is high unless the course of the disease is interrupted. (ii) Diseases or conditions with potentially fatal outcomes, where the end point of clinical intervention is survival. “Seriously debilitating,” means diseases or conditions that cause major irreversible morbidity.

CREDENTIALING DELEGATION GRID

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Credentialing Program description and or Policies and Procedures P&Ps	☒ Delegated ☐ Not delegated

Full Compliance with NCQA Standards:

•      Define the scope of practitioner network to be cred recred., i e. MD, DO, DPM, DDS, DC, and behavioral health and other licensed independent practitioners

•      Define criteria and verification of criteria

•      Describe decision making process, including how advice is received from participating practitioners

•      Describe the process to delegate credentialing recredentialing

•      Describe right of practitioner to review information.

•      Develop process to notify practitioner of discrepancies

•      Include practitioner’s right to correct erroneous information

•      Ensure confidentiality

•      Define Medical Director responsibilities and participation

Submit Credentialing Program annually. Revised credentialing policies and proceduressubmitted at least annually.

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual PacifiCare Committee approval

•      Evaluate and approve written Credentialing Program

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

Credentialing Committee	☒ Delegated ☐ Not delegated

Full Compliance with NCQA Standards:

•      The Provider Group (PG) designates a credentialing committee, including a range of participating practitioners of different specialties, that makes recommendations regarding credentialing decisions using a peer review process.

•      The PG documents committee advice in all credentialing/ recredentialing decisions

•      The PG documents meaningful process for consideration of performance at recredentialing.

Annual credentialing program to include committee structure.

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual PacifiCare Committee approval

•      Annual Review of Committee minutes

•      Annual review of membership

•      Frequency of meetings

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

Primary source verification of credentialing information	☒ Delegated ☐ Not delegated

Full compliance with NCQA Standards regarding verification of information within 180 days of Committee approval date.

Meet 90% of all NCQA credentialing standards on file review.

Meet 100% of NCQA & regulatory body standards related to primary source verification of the following:

Submit current list of practitioners credentialed and date approved with quarterly report.

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual PacifiCare Committee approval

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

•      Annual audit conducted of

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight

•      License

•      Hospital Admitting privileges, if applicable

•      Education & Training

•      Board certification

•      Professional liability claims

Meet 100% of NCQA & regulatory body standards related to data collection of the following:

•      DEA CDS

•      Work History

•      Malpractice Insurance

provider’s practitioners credentialing files according to NCQA methodology

Application Attestation	☒ Delegated ☐ Not delegated

Full compliance with NCQA Standards.

The PG application must include a statement regarding:

•      Reasons for any inability to perform.

•      Lack of present illegal drug use.

•      History of loss of license or felony conviction

•      History of loss or limitation of privileges or disciplinary activity

•      Current malpractice insurance coverage, including dates & coverage amount

•      Attestation by applicant of the correctness and completeness of the application.

•      Signed within 180 days of Committee approval date.

Immediate submission of any changes to application.

•      Initial onsite assessment.

•      Annual oversight assessment

•      Annual PacifiCare Committee approval

•      Annual audit conducted of provider’s practitioners’ credentialing files according to NCQA methodology

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

National Practitioner Data Base (NPDB) Information/Initial Sanction Information	☒ Delegated ☐ Not delegated

Full compliance with NCQA Standards regarding verification of information within 180 days of Committee Approval date.

•      Information from NPDB

•      Sanction or Limitations information on licensure, as appropriate, must cover the most recent 5 year period available through the data source:

•      MD, DOs: NPDB, State Board of Medical Examiners, or Federation of State Medical Boards

•      DCs: State Board of Chiropractic Examiners or the Federation of Chiropractic Licensing Boards

•      DDSs: NPDB or State Board of Dental Examiners

•      DPMs: State Board of Podiatric Examiners or Federation of

None

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual PacifiCare committee approval.

•      Annual audit conducted of provider’s practitioners credentialing files according to NCQA methodology.

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight

Podiatric Medical Boards

•      Non-physician behavioral health & other Independently licensed practitioners Appropriate state agency or State Board of Licensure or Certification

•      For all practitioners (except DDS) review of Medicare Medicaid sanctions, must cover the most recent 1 year period available through the data source NPDB or Medicare/ Medicaid sanction report.

Initial office site visit and medical record keeping practice review of all PCPs, OB-GYNs, and High Volume Behavioral Healthcare practitioners	☒ Delegated ☐ Not delegated

Full compliance with NCQA Standards regarding Initial site visit/medical record keeping review prior to the Committee approval date.

Structured review that evaluates the office site against standards in the following areas:

•      Physical accessibility

•      Physical appearance

•      Adequacy of waiting room and exam room space

•      Availability of appointments vs. expected performance standards

•      Documentation of an evaluation of medical record keeping practices for conformity with standards

Specify methodology for identification of potential high volume behavioral health practitioners.

Established thresholds for acceptable performance against identified standards.

Institutes actions for improvement with sites not meeting thresholds.

Evaluation of effectiveness of actions at least every 6 months until sites with deficiencies meet thresholds.

Follows same procedure for an initial site visit when a PCP, OB/GYN, or high volume behavioral health practitioner relocates or opens a new site.

Procedures for detecting deficiencies subsequent to the initial site visit, at least quarterly.  Reevaluates site of new deficiencies and institutes actions for improvement.

Incorporation of this information into the credentialing process.

On an annual basis, include list of all site reviews subsequent to the initial site visit

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual review of audit tool

•      Annual audit conducted of provider’s practitioners credentialing files according to NCQA methodology

•      Annual PacifiCare Committee approval

•      Implementation of Corrective Action of non-compliance

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Recredentialing Primary source verification (PSV)	☒ Delegated ☐ Not delegated

Full compliance with NCQA Recredentialing Standards regarding verification of information within 180 days of Committee approval date.

Recredentialing conducted every three years by the PG.

Recredentialing must be completed within 36 months of prior credentialing or recredentialing activity (as required by CMS & DMHC).

Meet 90% of all NCQA Recredentialing standards on file review.

Meet 100% of NCQA and regulatory body standards related to primary source verification of the following:

•      License

•      Hospital Admitting privileges, if applicable

•      Board certification (if expired or new since initial credentialing)

•      Professional liability claims

•      Signed Attestation regarding

•      Reasons for any inability to perform.

•      lack of present illegal drug use.

•      History of loss or limitation of privileges or disciplinary activity, and

•      Current malpractice insurance coverage, including dates & amount, and

•      correctness and completeness of application

Meet 100% of NCQA and regulatory body standards related to data collection of the following:

•      DEA/CDS

•      Malpractice Insurance

Include list of all practitioners re- credentialed, including approval dates, on a quarterly basis (with quarterly report)

•      Initial onsite assessment

•      Annual overs got assessment

•      Annual audit conducted of provider’s practitioners recredentialing files according to NCQA methodology

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

•      Annual PacifiCare Committee approval

Recredentialing National Practitioner Data Base (NPDB) information/ Recredentialing Sanction information	☒ Delegated ☐ Not delegated

Full compliance with NCQA Recredentialing Standards regarding verification of information within 180 days of Committee approval date.

Recredentialing conducted every three years by the PC.

Recredentialing must be completed within 36 months of prior credentialing or recredentialing activity (as required

			None	• Initial onsite assessment • Annual oversight assessment • Annual audit conducted of provider’s practitioners’ recredentialing files according to NCQA

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight

by CMS & DMHC).

Recredentialing information found in credentialing files includes the following:

•      Information from NPDB

•      Sanction or Limitations information on licensure, as appropriate, must cover the last 2 year period available through the data source (data that may not have come to the attention of the provider previously):

•      MD, DOs: NPDB, State Board of Medical Examiners, or Federation of State Medical Boards

•      DCs. State Board of Chiropractic Examiners or the Federation of Chiropractic Licensing Boards

•      DDSs NPDB or State Board of Dental Examiners

•      DPMs State Board of Podiatric Examiners or Federation of Podiatric Medical Boards

•      Non-physician behavioral health & other independently licensed practitioners. Appropriate state agency or State Board of Licensure or Certification

•      For all practitioners (except DDS): review of Medicare/ Medicaid sanctions, must cover the last 2 year period available through the data source (data that may not have come to the attention of the provider previously):

•      NPDB or Medicare/ Medicaid sanction report

methodology • Implementation of Corrective Action Plan(s) for elements of non-compliance • Annual PacifiCare Committee approval

Incorporation of the following data in the Recredentialing decision-making process for PCPs and high volume behavioral health practitioners: • Member complaints • QI activities	☒ Delegated ☐Not delegated

Full compliance with NCQA Recredentialing Standards.

Recredentialing conducted every three years by the PC. (CMS, DMHC)

Recredentialing must be completed within 36 months of prior credentialing or recredentialing activity, (as required by CMS & DMHC).

Incorporate the following information into the recredentialing decision making process for PCPs and high volume behavioral health practitioners:

•      Member :complaints (as received from plan

List of all recredentialing decisions completed on an annual basis

•      Initial onsite assessment

•      Annual oversight assessment

•      Annual audit conducted of provider’s practitioners’ recredentialing files according to NCQA methodology

•      Implementation of Corrective Action Plan(s) for elements of non-compliance.

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
		• Information from quality improvement activities Specify criteria/methodology for identification of potential high volume behavioral health practitioners.		• Annual PacifiCare Committee approval

Ongoing monitoring of Sanctions and Complaints	☒ Delegated ☐ Not delegated

Full compliance with NCQA standards.

P&Ps for ongoing monitoring of sanctions and complaints include addressing the following sources:

•      Medicare and Medicaid Sanctions

•      State Sanctions or limitations on licensure

•      Complaints (as received from plan)

Evidence the PG collects and reviews information from the above referenced sources

PG takes action on instances of poor quality

			New P&Ps submitted at least annually Notification to PCC of any actions reported on a practitioner immediately	• Initial onsite assessment • Annual oversight assessment • Implementation of Corrective Action Plan(s) for elements of non-compliance • Annual PacifiCare Committee approval

Process for Peer Review Disciplinary Action	☒ Delegated ☐ Not delegated

Full compliance with NCQA Standards.

P&Ps for altering the conditions of the practitioner’s participation with PacifiCare based on quality of care of service:

P&Ps for reporting of quality deficiencies to appropriate authorities.

P&Ps for range of actions to be taken to improve performance prior to termination.

P&Ps to describe appeals process & process of notifying practitioners of appeal rights.

			New P&Ps submitted at least annually Notification to PCC of any actions reported on a practitioner immediately	• Initial onsite assessment • Annual oversight assessment • Annual PacifiCare committee approval • Implementation of Corrective Action Plan(s) for elements of non-compliance

Assessment of Organizational Providers (hospitals, home health agencies, SNFs’ free- standing surgical centers, behavioral health facilities providing mental health or substance abuse services in an inpatient, residential or ambulatory setting. If PMG maintain a contract for Medicare

+ Choice members then additional facilities are required; laboratories, outpatient rehabilitation, dialysis centers, and physical therapy/speech therapy facilities)

☒ Delegated ☐ Not delegated

For contracted acute care hospitals, home health agencies, SNFs, free- standing surgical centers, behavioral health facilities, laboratories, outpatient rehabilitation, dialysis centers, physical therapy/speech therapy provider facilities where the contract is held by the PG. (NCQA, CMS)

1      Confirms good standing with State and Federal regulatory bodies (including if providing services to Medicare enrollees. PG must confirm provider’s participation in Medicare); and

2.     Confirms accreditation; or

3.     If not accredited, develops standards of participation and reviews for compliance, and

4.     Initially & at least every three years, confirms continued good standing of

Submit list of contracted organizational providers on an annual basis

•      initial onsite assessment

•      Annual assessment including P&Ps and random audit of files, two in each of the categories; one accredited, one non-accredited, as applicable

•      Annual PacifiCare committee approval

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight

regulatory bodies, and if applicable, accreditation

•      At least 90% of all medical organizational providers meet all requirements

•      At least 50% of all behavioral health care delivery organizational providers meet all requirements

Sub-Delegation of Credentialing	☒ Delegated ☐ Not delegated

If PG sub-delegates Credentialing to a CNO Hospital, IPA, Behavioral Health, etc

•      Detailed documentation of mutually agreed upon delegation agreement identifying:

•      Listing of responsibilities of delegate (PG) & sub-delegate;

•      Specific delegated activities;

•      Process for evaluating sub-delegate’s performance, and

•      Remedies if sub-delegate does not perform

•      PG retains right to approve/disapprove new providers and to discipline providers

•      Pre-delegation evaluation

•      Annual evaluation, including file review, according to NCQA’s methodology

•      If deficiencies found, evidence of PG & sub-delegate follow up for opportunities for improvement

Submit copies of sub-delegation agreements to PacifiCare prior to sub-delegation and on an annual basis

•      Initial onsite assessment

•      Annual assessment of sub-delegation process, including agreements, policies and procedures and ongoing evaluation of performance, according to NCQA standards & methodology

•      Annual PacifiCare committee approval

•      Implementation of Corrective Action Plan(s) for elements of non-compliance

Accessibility to Credentialing Files	☒ Delegated ☐ Not delegated

Should any of the following provider events occur, PCC shall have access to Medical Group’s credentialing files to ensure practitioners are properly credentialed for continuity and coordination of care for members:

•      Bankruptcy

•      Termination of contract

•      De-delegation of credentialing activities

Credentialing files be available, including making appropriate copies, for regulatory & accreditation audits.

Immediately notify PCC of any such provider event.

As needed, provide PCC access to PG credentialing/recredentialing files should any of the referenced provider events occur.

Comply with requests for selected credentialing files for regulatory &/or accreditation audits.

•      Access PG credentialing/recredentialing files should any of the referenced provider events occur

•      Collection of copies of selected credentialing/recred entialing files from PG for regulatory and accreditation audits, as applicable

The Provider Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior approval by PacifiCare. PacifiCare’s responsibilities relating to Credentialing and those responsibilities, which PacifiCare has delegated to the Provider Group, are outlined above.

PacifiCare will perform audits prior to delegation, annually, and as needed to evaluate the group’s delegated status. In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan. If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

MEDICAL RECORDS DELEGATION GRID

Function	Delegation Status	Provider Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Overnight
Systematic Review of Medical Records	☒ Delegated ☐ Not delegated

•      Set documentation standards and distribute to practice sites. Documentation audit tool to include all elements required by NCQA and PacifiCare.

•      At least annually, audit medical records from a sample of primary care practitioners with 50 or more members.

•      Conduct focused follow-up to improve documentation by PCPs who perform poorly against standards.

Annual submission of medical records review work plan and audit tool

At least annually report at a minimum: the number of physicians whose medical records were reviewed; any practitioner-specific actions taken for improvement, and the results of those actions.

Quality Improvement Committee or their designee reviews and approves Annual Work Plan and monitoring report

•      Audit Provider Group’s policies and processes on an annual basis to ensure conformance to standards and note deficiencies identified Facilitate and monitor Provider Group’s compliance with work plan and corrective action plans.

PacifiCare’s responsibilities relating to Medical Records and those responsibilities, which PacifiCare has delegated to the Provider Group, are outlined above.

The Provider Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status. In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan. If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

CLAIMS DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
CMS Regulators	☒ Delegated ☐ Not delegated

Compliance with all CMS regulations & guidelines for claims processing and payment including:

Claims payment turnaround times Appropriate reimbursement for contracted and non-contracted providers Interest payments Denials/denial letters
BBA regulations

Provider reporting

Y2K compliance

Monthly

Initial site assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.

Additional onsite reviews as warranted by the plan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

PacifiCare Standards for Commercial Products	☒ Delegated ☐ Not delegated

Compliance with PacifiCare’s standards for processing and payment of claims for

Commercial Products including:

Claims payment turnaround times

Appropriate reimbursement for contracted and non-contracted providers Interest payments Denials/denial letters Provider reporting Appropriate IBNR reserves

Monthly

Initial site assessment utilizing approved oversight tool.
Annual oversight assessment utilizing approved oversight tool
Additional onsite reviews as warranted by theplan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

State Regulations	☒ Delegated ☐ Not delegated	Compliance with State Regulations for claims processing CCB and TPL review Compliance with all Medicaid Regulations	N/A

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.

Additional onsite reviews as warranted by the plan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

CPM Requirements	☒ Delegated ☐ Not delegated	Compliance with Office of Personnel Management for Federal Employees requirements for claims processing and payment including: COB identification Debarred providers suspended	N/A

Standards for Employer Performance Guarantees	☒ Delegated ☐ Not delegated	Meet Employer performance guarantee measurements for claims processing and payment.	As required by employer

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.

Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

Implementation of Corrective Action Plan(s) for elements of non-compliance.

Eligibility and Benefits	☐ Delegated ☒ Not delegated	Medical Group must: Verify eligibility at time of claim review Update eligibility and benefit information in their system as often as communicated by the plan.	N/A

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.

Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

Implementation of Corrective Action Plan(s) for elements of non-compliance.

Financial Accounting	☒ Delegated ☐ Not delegated	Meets PacifiCare financial accounting requirements and solvency requirements including those for: Financial statements IBNR reserves Processes for expense reduction	Annually

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.

Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

Implementation of Corrective Action Plan(s) for elements of non-compliance.

Check Production Processes	☒ Delegated ☐ Not delegated	Compliance with timely claims payments and IRS requirements including: Check production processes	N/A	Initial onsite assessment utilizing approved oversight tool. Annual oversight assessment utilizing

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
		Performing Provider Satisfaction Survey Process to settle claims in collections 1099 production processes		approved oversight tool Additional onsite reviews as warranted by the plan utilizing approved oversight tool. Implementation of Corrective Action Plan(s) for elements of non-compliance

Staffing	☒ Delegated ☐ Not delegated

Staffing sufficient to support claims volume and processing timeliness requirements including:

Staffing levels

Customer Service capabilities

Past experience for claims resolution

Staff available to answer claims questions during normal hours of operation

N/A

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool
Additional onsite reviews as warranted by the plan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

Audit Reporting	☒ Delegated ☐ Not delegated	Appropriate and adequate audit reporting available including: • Reports provided for audit	As needed for audits

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool
Additional onsite reviews as warranted by me plan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

Encounter Data	☒ Delegated ☐ Not delegated	The Medical group must have an encounter data submission process with encounter data reported and submitted to PacifiCare monthly	Monthly

Initial onsite assessment utilizing approved oversight tool.

Annual oversight assessment utilizing approved oversight tool.
Additional onsite reviews as warranted by the plan utilizing approved oversight tool
Implementation of Corrective Action Plan(s) for elements of non-compliance

PacifiCare’s responsibilities relating to Claims and those responsibilities which PacifiCare has delegated to the Medical Group, are outlined above.

The Medical Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without prior written approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status. In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan. If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

QUALITY IMPROVEMENT DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Program structure	Not Delegated

Medical Group’s required to maintain the following.

CM Program

Structure to carry out Quality Mgmt. Program

QM Program outlining structure and content

Program description must be evaluated annually and updated as necessary

Program Operations	Not Delegated

Participate and cooperate in PacifiCare’s Quality Improvement program Collect data for PacifiCare’s Quality Improvement Activities

Carry out corrective actions required by PacifiCare

Have a peer review process Participate in PacifiCare Quality Improvement Committee. (if requested) Provide PacifiCare access to Medical Records

Identify barners to improving key initiatives Implement interventions

Comply with PacifiCare’s confidentiality standards

PacifiCare does not formally delegate to its contracting Medical Groups the responsibility for performing quality management and improvement activities on behalf of PacifiCare.

PACIFICARE OF CALIFORNIA

By:	/s/ GREG S. WRIGHT
Name:	Greg S. Wright
Title:	Vice President, Network Management
Date:	4/30/03

MEDICAL GROUP GATEWAY PHYSICIANS MEDICAL ASSOCIATES

By:	/s/ MIKE OLSON
Name:	MIKE OLSON
Title:	NETWORK DEVELOPMENT DIRECTOR
Date:	4/16/03

PACIFICARE OF CALIFORNIA

MEDICAL GROUP/IPA SERVICES AGREEMENT
(PROFESSIONAL CAPITATION)

EXHIBIT 4

DIVISION OF FINANCIAL RESPONSIBILITY
(This Exhibit 4 is an integral part of this Agreement)

The following matrix outlines the Division of Financial Responsibility (DFR) between PacifiCare, Capitated Medical Group and the Hospital, the intent being to clarify Covered Services categories in order to provide for accurate administration. The matrix serves as a model under which broad Covered Service categories suggest the appropriate financial responsibility for Covered Services not specifically listed. The applicable Subscriber Agreement and Evidence of Coverage should be consulted for an accurate and complete description of Covered Services and the Provider Manuals for administrative/operational clarification. Member benefit information and eligibility should be verified prior to the provision of services.

Division of Financial Responsibility

KEY: M - Opt-out to Medicare benefit for Hospice

Service Description	Medical Group	Hospital Incentive Program	PacifiCare
Allergy - Serum – OP	***	***	***
Allergy - Testing & Tx - OP – Prof	***	***	***
Ambulance (Air and Ground) – OP	***	***	***
Amniocentesis - OP – Fac & Prof	***	***	***
Anesthesiology - IP & OP – Prof	***	***	***
Autologous Blood Services - OP – Fac & Prof	***	***	***
Biofeedback (Medically Necessary) – OP	***	***	***
Chemical Dependency (Detox) - IP & OP – Fac	***	***	***
Chemical Dependency (Detox) - IP & OP – Prof	***	***	***
Chemical Dependency (Rehab) - IP - Fac – CO	***	***	***
Chemical Dependency (Rehab) - IP - Fac – SH	***	***	***
Chemical Dependency (Rehab) - IP - Prof – CO	***	***	***
Chemical Dependency (Rehab) - IP - Prof – SH	***	***	***
Chemical Dependency (Rehab) - OP - Fac – CO	***	***	***
Chemical Dependency (Rehab) - OP - Fac – SH	***	***	***
Chemical Dependency (Rehab) - OP - Prof – CO	***	***	***
Chemical Dependency (Rehab) - OP - Prof – SH	***	***	***
Chemotherapy (Including Chemotherapy Drugs - Inject/Oral) - OP - Fac & Prof	***	***	***
Chemotherapy - IP – Prof	***	***	***
Chiropractic - Medical - OP - Fac & Prof	***	***	***
Chiropractic - Supplemental - OP - Fac & Prof	***	***	***
Circumcision - OP - Fac & Prof	***	***	***

*** All references to the division of financial responsibility have been deleted.

Division of Financial Responsibility

KEY M= Opt-Out to Medicare benefit for Hosptee

Service Description	Medical Group	Hospital Incentive Program	PacifiCare
Diagnostic Tests - OP - Fac & Prof	***	***	***
DME – IP	***	***	***
DME, Ostomy Colostomy Supplies. Prosthetics. Orthotics – OP	***	***	***
Emergency Room - OP – Fac	***	***	***
Emergency Room - OP – E.R. Phys.	***	***	***
Endoscopic Studies - IP – Prof	***	***	***
Endoscopic Studies - OP – Fac	***	***	***
Endoscopic Studies - OP – Prof	***	***	***
Family Planning - Abortions - OP – Fac	***	***	***
Family Planning - Abortions - OP – Prof	***	***	***
Family Planning - Contraceptive Devices - Insertion - OP – Prof	***	***	***
Family Planning - Contraceptive Devices - Non-Rx (eg. Norplant/IUD) - OP	***	***	***
Family Planning - Contraceptive Devices - Prescription – OP	***	***	***
Family Planning - GIFT ZIFT-IVF - OP - Fac & Prof	***	***	***
Family Planning - Infertility Procedures - OP – Fac	***	***	***
Family Planning - Infertility Procedures - OP – Prof	***	***	***
Family Planning - Infertility Testing - OP – Prof	***	***	***
Family Planning - Sterilization - IP & OP – Prof	***	***	***
Family Planning - Sterilization - IP – Fac	***	***	***
Family Planning - Sterilization - OP – Fac	***	***	***
Fetal Monitoring - OP - Fac & Prof	***	***	***
Health Education – OP	***	***	***
Health Eval/Physical	***	***	***
Hearing Aids/Molds – OP	***	***	***
Hearing Screening (Audiologic Evaluation) – OP	***	***	***
Hemodialysis / Dialysis - IP & OP – Prof	***	***	***
Hemodialysis Dialysis - OP – Fac (including all drugs)	***	***	***
Home Health Care / Homebound Infusion Therapy - OP – Prof	***	***	***
Hosp Based Phys Interpretative Serv Incl Radiology & Pathology - IP & OP – Prof	***	***	***
Hospice Services (Medicare) – IP – Fac & Prof – SH	***	***	***
Hospice Services - Prof – CO	***	***	***
Hospitalization Services - IP – Fac	***	***	***
Immunizations & Inoculations (Medically Necessary) – OP	***	***	***
Infusion therapy – OP	***	***	***
Injectables - Not Part of Outpatient Pharmacy Benefits – OP	***	***	***
Laboratory/Pathology (Diagnostic Only) - OP – Fac	***	***	***
Laboratory/Pathology (Diagnostic Only) - OP – Prof	***	***	***
Laboratory/Pathology - IP – Fac	***	***	***
Lithotripsy - OP – Fac	***	***	***
Lithotripsy - OP – Prof	***	***	***
Med/Surg Supplies (casts, splints, bandages) - Office – OP	***	***	***
Medication - Prescription – OP	***	***	***
Mental Health (Crisis Intervention) - OP - Prof – CO	***	***	***
MENTAL HEALTH: AB88 Benefits (Mental Health Parity applies to CO only)	***	***	***
Mental Health – IP & OP - Fac – CO	***	***	***
Mental Health – IP & OP - Prof – CO	***	***	***
MENTAL HEALTH: Secure Horizons and Commercial (non AB88 Benefits)	***	***	***

*** All references to the division of financial responsibility have been deleted.

Division of Financial Responsibility

KEY   M - Opt-out to Medicare benefit for Hospice

Service Description	Medical Group	Hospital Incentive Program	PacifiCare
Mental Health – IP and OP – Fac – CO	***	***	***
Mental Health – IP and OP – Fac – SH	***	***	***
Mental Health – IP and OP – Prof – CO	***	***	***
Mental Health – IP and OP – Prof – SH	***	***	***
Observation Room - OP – Fac	***	***	***
Oral Surgery Dental Services - Accident & Injury Only - OP - Fac	***	***	***
Oral Surgery Dental Services - Accident & Injury Only - OP - Prof	***	***	***
Out of Area - IP & OP – Fac	***	***	***
Out of Area - IP & OP – Prof	***	***	***
Outpatient Surgery – OP – Fac	***	***	***
Outpatient Surgery – OP – Prof	***	***	***
Physician Services (All Professional Service) - IP & OP – Prof	***	***	***
Prosthetics - Surgical Implants – OP	***	***	***
Radiation Therapy – IP & OP – Prof	***	***	***
Radiation Therapy – OP – Fac and/ or freestanding facility	***	***	***
Radiology (Diagnostic Only) - OP – Fac	***	***	***
Radiology (Diagnostic Only) - OP – Prof	***	***	***
Radiology - IP – Fac	***	***	***
Reconstructive Surgery - IP & OP – Prof	***	***	***
Reconstructive Surgery - OP – Fac	***	***	***
Rehabilitation - Cardiac. OT/PT/RT/ST - OP – Fac	***	***	***
Rehabilitation - Cardiac. OT/PT/RT/ST - OP – Prof	***	***	***
Skilled Nursing Facility - IP – Fac	***	***	***
Sleep Studies – OP	***	***	***
TMJ - Evaluation (excludes dental exams/treatment) - OP – Prof	***	***	***
Transfusions - OP – Fac	***	***	***
Transplant Candidacy and Maintenance: OP and IP Professional	***	***	***
Transplant Candidacy and Maintenance: OP and IP Facility	***	***	***
Transplant Evaluation (excludes corneal); OP and IP Professional. See Note (1).	***	***	***
Transplant Evaluation (excludes corneal); OP and IP Facility. See Note (1)	***	***	***
Transplant Procedure and Procurement (excludes corneal); OP and IP Professional Services. See Note (1).	***	***	***
Transplant Procedure and Procurement (excludes corneal); OP and IP Facility. See Note (1).	***	***	***
Transplant Related Transportation and Housing - NPTN specific benefit. See Note(1).	***	***	***
Transplant Follow-up (excludes corneal); OP and IP Professional; Year 1. See Note (1).	***	***	***
Transplant Follow-up (excludes corneal); OP and IP Facility; Year 1. See Note (I)	***	***	***
Transplant Years 2 – 5 Follow-up (excludes corneal); OP and IP Professional	***	***	***
Transplant Years 2 – 5; Follow-up (excludes corneal); OP and IP Facility	***	***	***
Urgent Care - OP - Fac & Prof	***	***	***
Vision - Medical Treatment – OP – Prof	***	***	***
Vision - Refraction for Contact Lenses/Frames - OP – Prof	***	***	***
Vision Care Materials - Contact Lenses/Frames (non-cataract) - OP - CO	***	***	***
Vision Care Materials - Contact Lenses/Frames (non-cataract) - OP - SH	***	***	***

*** All references to the division of financial responsibility have been deleted.

Notes:

(1)           PacifiCare responsibility for transplant services is limited to those services defined in this Agreement, the DFR and Attachment A, Exhibit 4.

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

(PROFESSIONAL CAPITATION)

EXHIBIT 4

ATTACHMENT A

NATIONAL PROVIDER TRANSPLANT NETWORK

(This Exhibit 4, Attachment A is an integral part of this Agreement)

Division of Financial Responsibility.  The Division of Financial Responsibility (DFR), attached to this Agreement as Exhibit 4, shall serve as the specific designation of financial risk for the Medical Group. Hospital Incentive Programs and PacifiCare for Transplant Services (other than skin or ophthalmic transplants, which are addressed separately in the DFR):

I.      Designated NPTN Components (Phases) of Care - General

Transplant Services are generally described in the following components of care:

•      Transplant Evaluation

•      Transplant Candidacy and Maintenance

•      Transplant Procedure and Procurement

•      Post-Transplant Follow-up (Year 1)

•      Post-Transplant Follow-up (Years 2-5)

II.    Transplant Services Phases of Care Definitions and Service Components.

1.     SOLID ORGAN TRANSPLANTATION.  The solid organ Transplant Services are segregated into the following components:

a)             TRANSPLANT EVALUATION PHASE.  Pre-transplant medically necessary services required to assess and evaluate the Member to determine acceptance to transplant program. This phase ends upon acceptance or denial into the transplant program. This Phase shall include:

•      Consultation with surgeon(s), psychiatrist(s), specialist(s), transplant coordinator(s), social services.

•      Hematology, blood banking, serology, chemistry, histocompatibility.

•      X-rays, pulmonary function tests, skin tests, leukopheresis consultation, CT scan, tissue typing, MRI.

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services.

b)  TRANSPLANT CANDIDACY AND MAINTENANCE PHASE: Services necessary to assess referral for formal evaluation for Transplant Services and Medically Necessary inpatient and/or outpatient services, in order to maintain the Member’s health prior to a transplant.

c)   TRANSPLANT PROCEDURE AND PROCUREMENT PHASE.  Transplant related services from the day before a transplant is performed through discharge. Includes all hospital, physician, ancillary, transportation, acquisition costs and other services necessary to acquire a cadaver or living transplantable human organ for transplantation into designated Member. This Phase includes retransplantation. This Phase includes:

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient and living donor

•      Surgical transplant and other surgical procedures during admission

•      Organ and tissue procurement and transportation costs related to procurement

•      Donor testing and identification and preparation or organ and tissue

d) POST-TRANSPLANT FOLLOW-UP (YEAR 1).  Transplant-related Medically Necessary services rendered to recipient for follow-up for up to 365 days post discharge for recipient and 90 days post discharge for living donor. This Phase includes:

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient and donor.

•      Readmissions related to transplant complications

•      Transplant rejection diagnosis and treatment

•      Transplant related complications (medical care necessary related directly to transplant or re-transplantation)

e)             POST-TRANSPLANT FOLLOW-UP (YEARS 2-5).  Transplant-related Medically Necessary services provided after the post-transplant follow-up period described above.

2.             AUTOLOGOUS HEMOPOETIC STEM CELL TRANSPLANTATION.  The autologous hemopoetic stem cell Transplant Services arc segregated into the following components:

a)             TRANSPLANT EVALUATION PHASE.  Begins with initial consult with transplant physician through day prior to myeoloblative or immunoablative therapy beginning. This phase ends upon acceptance or denial into the transplant program. The Evaluation Phase shall include:

•      Consultation with transplant physician(s), psychiatrist(s), specialist(s), transplant coordinator(s), social services.

•      Hematology, blood banking, serology, chemistry, histocompatibility.

•      X-rays, pulmonary function tests, skin tests, leukopheresis consultation, CT scan, tissue typing, MRI.

•      Restaging of disease

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services.

•      IV or oral medications for mobilization

•      Bone marrow harvest/stem cell collection

•      Stem cell cryopreservation and storage

b)     TRANSPLANT CANDIDACY AND MAINTENANCE PHASE.  Services necessary to assess referral for formal evaluation for Transplant Services and Medically Necessary inpatient and/or outpatient services, in order to maintain the Member’s health prior to transplant.

c)     TRANSPLANT PROCEDURE PHASE.  From day myeoloblative or immunoablative therapy begins through discharge.

•      Inpatient or ourpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient.

•      Marrow ablative or immunoablative therapy (total body irradiation and/or chemotherapy)

•      Marrow or cord acquisition

•      Transplant

d)    POST-TRANSPLANT FOLLOW-UP (YEAR 1).  Transplant related Medically Necessary services rendered to recipient for follow-up for up to 365 days post discharge.

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient.

•      Transplant physician visits

•      Laboratory testing

•      Radiology exams

•      Retransplantation

•      Readmissions related to transplant complications

•      Treatment for delayed stem cell engraftment (GCSF)

•      Transplant related complications (medical care necessary related directed to transplant or re-transplantation)

3.             ALLOGENEIC HEMOPOETIC STEM CELL TRANSPLANTATION (Related or Unrelated).

The allogenic hemopoetic stem cell Transplant Services are segregated into the following components:

a)             TRANSPLANT EVALUATION PHASE.  Pre-transplant Medically Necessary Services required to assess and evaluate the Member to determine acceptance to the transplant program. This phase ends upon acceptance or denial into the transplant program. This Phase shall include:

•      Consultation with transplant physician(s), psychiatrist(s), specialist(s), transplant coordinator(s), social services.

•      Hematology, blood banking, serology, chemistry, histocompatibility

•      X-rays, pulmonary function tests, skin tests, leukopheresis consultation, CT scan, tissue typing, MRI.

•      Restaging of disease

•      HLA typing

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services.

•      IV or oral medications for mobilization

•      Bone marrow harvest/stem cell collection

•      Stem cell cryopreservation and storage

•      NMDP or cord bank search

•      NMDP or cord bank testing of donors

b)     TRANSPLANT CANDIDACY AND MAINTENANCE PHASE.  Services necessary to assess referral for formal evaluation for Transplant Services. Medically necessary inpatient and/or outpatient services, in order to maintain the Member’s health prior to transplant.

c)     TRANSPLANT PROCEDURE AND PROCUREMENT PHASE. From day myeoloblative or immunoablative therapy begins through discharge.

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient.

•      Marrow ablative or immunoablative therapy (total body irradiation and/or chemotherapy)

•      Transplant

d)     POST-TRANSPLANT CARE.  Transplanted related medically necessary services rendered to recipient for follow-up for up to 365 days post discharge.

•      Inpatient or outpatient, including professional, room and board, nursing, pharmacy and all other ancillary services for recipient.

•      Transplant physician visits

•      Laboratory testing

•      Radiology exams

•      Retransplantation

•      Readmissions related to transplant complications

•      Transplant related complications (medical care necessary related directly to transplant or re-transplantation)

•      Treatment for GVHD (liver biopsy, hepatic panel, medications)

•      CMV, PCP, VZV prophylaxis

•      Treatment for delayed stem cell engraftment

4.             TRANSPORTATION AND HOUSING.  Transportation and local housing may be a Covered Service for NPTN Members. All such services must be pre-authorized by PacifiCare’s Case Management Department.

Use of Defined Terms.  Terms utilized in this Amendment shall have the same meaning set forth in the definitions to the Agreement.

Agreement Remains in Full Force and Effect.  Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned parties hereby agree to this Amendment as of the date first set forth above.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright

Title:	Vice President, Network Management

Date:	4/30/03

MEDICAL GROUP GATEWAY PHYSICIANS MEDICAL ASSOCIATES

By	/s/ Mike Olson

Name:	MIKE OLSON

Title:	NETWORK DEVELOPMENT DIRECTOR

Date:	4/16/03

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

EXHIBIT 4

ATTACHMENT B

2003 SELF-INJECTABLE CARVE OUT PROGRAM (SICOP)

(This Exhibit 4, Attachment B is an integral part of this Agreement)

PacifiCare offers to Medical Group the 2003 SICOP for Secure Horizons and Commercial members. If Medical Group elects to participate, the 2003 SICOP places financial responsibility for the self-injectable drugs listed on Attachment B-1 to this Exhibit 4, Attachment B (the “Self-Injectables”) on PacifiCare. The 2003 SICOP is standard, and thus offered without potential for any modification. Any previous self-injectable carve out programs that do not meet the standard requirements of the 2003 SICOP are hereby discontinued.

The key provisions of the SICOP are as follows:

•      The carve out covers only the Self-Injectables.  The SICOP does not cover the Self-Injectables when provided in the physician office setting or by clinical staff in the home or other setting.

•      PacifiCare and its Affiliate Prescription Solutions may at their sole discretion during the term of the agreement amend the list of Self-Injectables on Attachment A–1 to add new therapeutic drugs or therapeutic substitutes. The SICOP does not cover all self-injectable drugs which might be a covered benefit.

•      The attached flowchart and procedure document outline the SICOP process in greater detail.

•      The valuations associated with the SICOP have been provided to Medical Group. In the event Medical Group chooses to participate in the SICOP, PacifiCare will deduct the amounts set forth in Product Attachment A related to the SICOP from Medical Group’s monthly Capitation Payments.

•      In the event Medical Group elects not to participate in the SICOP, Medical Group shall so indicate by initialing here:

MO         Medical Group elects not to participate in the SICOP.

MIKE OLSON

NETWORK DEVELOPMENT DIRECTOR

2003 SICOP Process
Patient requires injectable
Ordering Physician
Injectable Auth form w/ Prescription
Prescription Solution
Author ized
Yes
No
Approved Auth Form Fax'd to MD
Denial letter to physician and member
Appeal requested
Yes
No
Appeals Process
Approved
No
Yes
Member does not receive injectable
Yes
Vendor receives prescription and authorization #
Check Eligibili
No
No
MD will be notified of ineligibility
Member does not receive injectable
Yes
Contacts member and coordinate delivery
Vendor bills PCC directly
PCC Reimburses Vendor
Member receives injectable at home
= Medical Group or Participating Physician Responsibility
= PacifiCare Responsibility
= Prescription Solutions Responsibility

2003 Self-Injectable Carve-Out Program

Procedures for Ordering

I.              Requesting an Injectable Medication

The ordering physician is encouraged to phone in injectable prescription request to Prescription Solutions Prior Authorization Department (800) 711-4555 option 1

•      The Injectable Authorization Form is to be completed, signed, and faxed to Prescription Solutions (800) 853-3844 for authorization.

•      This form serves as a request for authorization and a legal prescription for the injectable pharmacy vendor.

•      Indicate where to send the medication (patient’s home or physician office)

II.            Approved

•      Prescription Solutions (Rx Solutions) will fax a copy of the approved Injectable Authorization Form to the physician’s office.

•      A copy of the authorized form is forwarded to the PCC’s injectable pharmacy vendor.

III.           Denied

•      Rx Solutions will fax a copy of the denied Injectable Authorization Form to the physician’s office.

•      Rx Solutions will mail a denial letter to the patient’s home.

•      The patient or physician can request an Appeal as deemed necessary.

IV.           Education

•      Patient Education will be provided by the physician or physician staff member.

V.            Delivery of product to patient

•      The Injectable Pharmacy Vendor will contact the patient and arrange the delivery of the injectable.

Fulfillment Time

Day and Time when an authorized prescription is received by Injectable Pharmacy Vendor **	Expected turn around time for delivery.

Monday through Thursday before 4:00pm	Within 24 hours
Monday through Wednesday after 4:00pm	Within 48 hours
Thursday after 4:00pm	Delivery will be made Tuesday of the following week*
Friday	Delivery will be made Tuesday of the following week*

* Unless special arrangements are made with Injectable Pharmacy Vendor.

** Order is a complete and valid order.

EXHIBIT 4, ATTACHMENT B.

ATTACHMENT B-l

PacifiCare of California

2003 Self-Injectable Carve-out Program (SICOP)

The following product-specific list of drugs is applicable to the 2003 SICOP Program:

Commercial:

Aranesp

Avonex

Betaserone

Copaxone

Enbrel

Epogen/Procrit

Fragmin

Growth Hormone

Innohep

Kineret

Leukine

Lovenox

Neulasta

Neumega

Neupogen

Peg Intron

Rebetron

Serostim

Note:   PacifiCare Retiree Members are covered under the Commercial Drug List identified above.

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

(SPLIT CAPITATION)

EXHIBIT 5

QUALITY INCENTIVE PROGRAM

(This Exhibit 5 is an integral part of this Agreement)

1.             Introduction.

This Exhibit sets forth the terms of a quality incentive program being implemented by PacifiCare. The program is designed to compensate Medical Group for efforts it takes to improve the quality of services provided to PacifiCare Members as reflected by data measured by PacifiCare, all as described below (the “Quality Incentive Program” or the “QIP”).

The Quality Incentive Program provides additional compensation to Medical Groups which are successful in improving and maintaining certain levels of patient safety, patient satisfaction and quality of care. The Quality Incentive Program tracks specific performance measures and calculates payments to the Medical Group based on aggregating and paying specific amounts for separate performance measures, as described in this Exhibit.

2.             Definitions.

In addition to other terms defined in this Exhibit or in the Agreement, the following terms shall have the meanings set forth below:

2.1           Eligible Membership shall be the monthly Secure Horizons Members reflected on the PacifiCare Eligibility List for the month preceding the month in which the applicable QIP Payment will be made. The determination of Eligible Membership shall not be changed at any later time to reflect retroactive membership adjustments otherwise made by PacifiCare in connection with its Managed Care Plans. Additionally, Eligible Membership shall exclude Members who had been transferred to Medical Group in a group transfer from another PacifiCare Participating Provider within six (6) months prior to the date of the applicable QIP Payment.

2.2           Leapfrog as used in the Table shall refer to data reported to PacifiCare on the website maintained by The Leapfrog Group and supplemental data reviewed by PacifiCare as reported by the California Office of Statewide Health Planning and Development.

2.3          Measurement Component shall mean the Measures described in the QIP Table.

2.4           Measurement Period is the period for which PacifiCare shall measure data in order to calculate the applicable QIP Payment. For the initial and subsequent QIP Payment, the Measurement Period shall vary as defined in Section 3. QIP Table.

2.5           PMPM Component Payment shall be the amount attributable to each Measurement Component as specified in the Table and shall be earned by Medical Group only if Medical Group meets or exceeds the Performance Target for the applicable Measurement Component.

2.6           PMPM Payment Rate shall be the total of the PMPM Component Payments earned by Medical Group for the applicable Measurement Period.

2.7           QIP Payments are the quarterly payments made pursuant to the Quality Incentive Program.

2.8           Table means the table or tables set forth below specifying the Measurement Components, Performance Targets, Measurement Period, Data Source, Members Measured and PMPM Component Payment.

2.9           Performance Target is the performance target for each Measurement Component as defined in Section 3, QIP Table. Performance Targets are determined by the sole discretion of PacifiCare.

Members Measured is defined as described in Section 3. For Measurement Components in which Members Measured is a combination of Commercial and Secure Horizons membership, PacifiCare shall perform calculations utilizing a weighted average of the Commercial and Secure Horizons membership.

3.     QIP Table.

Measure	Performance Target	Measurement Period	Data Source	PMPM Component Payment	Members Measured
Leapfrog Initiative Participation	85% of elective admissions at hospital self-reported on Leapfrog website	12 month period ending six months prior to month of payout	Leapfrog website	$.1258	All Commercial and Secure Horizons assigned to PMG
CABG volume threshold (per PHS TAG threshold), combined with CCMRP risk-adjusted CABG outcomes	85% of CABG admissions at qualifying hospitals with >100 CABGs in latest reported year (or per latest OSHPD data available) AND NOT CCMRP “Worse Than Expected” outcome status.	12 month period ending six months prior to month of payout	Leapfrog website, supplemented by OSHPD data	$.1258	All Commercial and Secure Horizons assigned to PMG
PTCA volume threshold (per PHS TAG threshold)	85% of PTCA admissions at hospitals with >200 PTCAs in latest reported year (or per latest OSHPD data available)	12 month period ending six months prior to month of payout	Leapfrog website, supplemented by OSHPD data	$.1258	All Commercial and Secure Horizons assigned to PMG

Measure	Performance Target	Measurement Period	Data Source	PMPM Component Payment	Members Measured
Computerized patient entry	85% of elective admissions at hospitals with self-reported compliance on Leapfrog website	12 month period ending six months prior to month of payout	Leapfrog website, supplemented by OSHPD data	$.1258	All Commercial and Secure Horizons assigned to PMG
Intensive ICU staffing	85% of elective admissions at hospitals with self-reported compliance on Leapfrog website	12 month period ending six months	Leapfrog website, supplemented by	$.1258	All Commercial and Secure Horizons assigned to PMG

		prior to month of payout	OSHPD data
PEP-C Project Participation	35% of electric admissions at hospitals participating in PEP-C Project	2002 Survey	California Health and Foundation	$1253	All Commercial and Secure Horizons assigned to PMG
Breast Cancer screening	70.6% screening performed on members measured	24 month period ending six months prior to payment period	PacifiCare Quality Index and Provider Profile	$2265	Females age 52-69
Cervical Cancer Screening	51.0% screening performed on members measured	36 month period ending six months prior to payment period	PacifiCare Quality Index and Provider Profile	$2265	Females age 21-64
Childhood Immunizations	45.0% of recommended Immunizations performed on members measured	12 month period ending six months prior to payment period	PacifiCare Quality Index and Provider Profile	$2265	Children age 2
HgbA is Testing - Diabetes	72. 0% Testing performed on members measured	12 month period ending six months prior to payment period	PacifiCare Quality Index and Provider Profile	$2265	Diabetic members age 31 or older
LDL Cholesterol Testing -CAD	1.4% Testing performed on members measured	12 month period ending six months prior to payment period	PacifiCare Quality Index and Provider Profile	$2265	Diabetic members age 31 or older
Satisfaction with PMC	69.0% overall satisfaction level	2002 Member Satisfaction Survey	PacifiCare Member Satisfaction Survey	$2265	All Commercial and Secure Horizons members assigned to PMG
Satisfaction with PCP	??.2% overall satisfaction level	2002 Member Satisfaction Survey	PacifiCare Member Satisfaction Survey	$2265	All Commercial and Secure Horizons members assigned to PMG
Satisfaction with Specialist	73.4% overall satisfaction level	2002 Member Satisfaction Survey	PacifiCare Member Satisfaction Survey	$2265	All Commercial and Secure Horizons members assigned to PMG
Satisfaction with Referral Process	68.9% overall satisfaction level	2002 Member Satisfaction Survey	PacifiCare Member Satisfaction Survey	$2265	All Commercial and Secure Horizons members assigned to PMG
PCP Communicates Effectively	63.1% overall satisfaction level	2002 Member Satisfaction Survey	PacifiCare Member Satisfaction Survey	$2265	All Commercial and Secure Horizons members assigned to PMG

4.     Calculation and Payment of QIP Payments.  The following calculations and payment mechanisms shall apply:

(a)           Payment Frequency.  QIP Payments shall be paid to Medical Group quarterly. The QIP Payments shall be made together with Medical Group’s Capitation Payment for the months of July 2003, October 2003, January 2004, and April 2004.

(b)           Payment Calculation.  Each quarterly QIP Payment shall equal: the Eligible Membership multiplied by three (3), the product of which shall be multiplied by the PMPM Payment Rate.

(c)           Criteria for Determining QIP Payment Eligibility.  In order to comprehensively assess Medical Group’s improvements in the Measurement Components, data on services provided to both Commercial Health Plan Members and Secure Horizons Health Plan Members will be measured in connection with the Quality Incentive Program. Payments shall be based solely on Eligible Membership, which only includes Secure Horizons Members. However, payments for certain Measurement Components, if earned, shall be made from commercial capitation funds.

5.             QIP Payments Final.  PacifiCare’s calculation of the QIP Payment shall be final. Medical Group recognizes that the measurement of the QIP data is subject to variation and reasonable statistical and operational error. Medical Group acknowledges that PacifiCare would not be willing to offer the Quality Incentive Program if PacifiCare’s calculation of the QIP Payments would expose PacifiCare to increased risk of disputes and litigation arising out of PacifiCare’s calculation of the QIP Payment. Accordingly, in consideration of PacifiCare’s agreement to offer the Quality Incentive Program to Medical Group, Medical Group agrees that Medical Group will have no right to dispute PacifiCare’s determination of the QIP Payment, including determination of any data or the number of Eligible Members.

6.             QIP Programs for Future Periods.  PacifiCare in its sole and absolute discretion may implement quality incentive programs for periods from and after January 1, 2004. Any such programs shall be on terms determined by PacifiCare. PacifiCare currently intends to provide for a quality incentive program for calendar year 2004. Until PacifiCare and Medical Group enter into a written agreement with respect to any such new program for calendar year 2004, or thereafter, no such program shall be binding upon PacifiCare.

7.             Cancellation and Termination of QIP.  The terms of this Exhibit shall be cancelled and of no effect if Medical Group does not participate in the Secure Horizons Health Plan as of January 1, 2003. Additionally, the Quality Incentive Program shall terminate at such time as Medical Group no longer is assigned eligible Membership of at least both one thousand (1,000) Commercial Health Plan Members and one hundred (100) Secure Horizons Health Plan Members. In the event of such termination, the QIP Payments shall be prorated by changing the multiple “3” in Paragraph 4(b) above to be the number of whole months between the last quarterly QIP Payment and the month of termination. (Example: Last QIP Payment is July 2003 and the termination date is September, the “3” in Paragraph 4(b) would be changed to “2”.)

8.             Effect of Termination of Agreements.  In the event of the termination of the Agreement, for any reason, no QIP Payments shall be earned or made following termination of the Agreement. In the event that the Medical Group’s participation in the Secure Horizons Health Plan terminates prior to April 10, 2004 but the Agreement continues to be in effect and apply to Commercial Health Plan Members, QIP Payments shall continue to be made through the April 2004 quarterly period, with the QIP Payments to be made based upon the Eligible Members for the month preceding the effective date of the termination of the Medical Group’s participation in the Secure Horizons Health Plan under the Agreement.

PACIFICARE OF CALIFORNIA

By:	/s/ Greg S. Wright

Name:	Greg S. Wright

Title:	Vice President, Network Management

Date:	04 /30/03

MEDICAL GROUP GATEWAY PHYSICIANS MEDICAL ASSOCIATES

By:	/s/ Mike Olson

Name:	MIKE OLSON

Title:	NETWORK DEVELOPMENT DIRECTOR

Date:	4/16/03

PACIFICARE OF CALIFORNIA

MEDICAL GROUP IPA SERVICES AGREEMENT

EXHIBIT 6

WOMEN’S HEALTH BONUS PROGRAM

(This Exhibit 6 is an integral part of this Agreement)

1.     Introduction.

This Exhibit sets forth the terms of a bonus program being implemented by PacifiCare. The program is designed to compensate Medical Group and its Participating Providers for efforts taken to improve the accessibility of women’s health services and the stability of PacifiCare’s women’s health network as reflected by data measured by PacifiCare, all as described below (the “Bonus Program”).

The Bonus Program will apply only to Medical Group’s provision of services in certain counties for 2003. The Bonus Program shall not be available to Medical Group unless: 1) Medical Group and PacifiCare were parties to the Commercial Health Services Agreement for the entire 2002 calendar year; 2) Membership in each unique PacifiCare Dec is a minimum of 1,000 Commercial members throughout calendar year 2003; 3) Medical Group must meet the minimum threshold for number of physicians (OB/GYNs and Pediatricians); and, 4) The other Bonus Program requirements are met as outlined below.

2.             Bonus Program Terms.  Medical Group and its Participating Providers will be eligible for the following separate payments under the Bonus Program: (a) access bonus payments relating to obstetrical/gynecological services and pediatric services, (b) stability bonus payments relating to obstetrical/gynecological services, (c) stability bonus payments relating to pediatric services. Such payments may be earned upon satisfaction of the conditions set forth in this Exhibit.

a.             Access Bonus.  PacifiCare shall make “Access Bonus” payments with respect to each Obstetrician-Gynecologist and each Pediatrician who is available to accept additional PacifiCare members and who maintains extended office hours throughout calendar year 2003. Determinations whether the provider is available to accept additional PacifiCare members and is maintaining extended office hours shall be determined by calls made periodically by PacifiCare to the provider’s office. Payments shall be made to Medical Group for Obstetrician-Gynecologists and Pediatricians who are independent contractors of Medical Group or employed by Medical Group. The amount of the Access Bonus payments shall be: (i) One Hundred Twenty-Five Dollars ($125.00) for each delivery (without regard to multiple births) performed by the Obstetrician-Gynecologist if such provider is determined to have been available to accept additional PacifiCare members and to have maintained extended office hours throughout the entire 2003 calendar year; and (ii) a One Thousand Dollar ($1,000) single payment for each pediatrician determined to have been available to accept additional PacifiCare members and to have maintained extended office hours throughout the entire 2003 calendar year. Pediatricians who participate in more than one Medical Group or in more than one unique PacifiCare Dec, is only eligible for a one time payment.

b.             Stability Bonus – Obstetrical/Gynecological Services.  PacifiCare shall make “Stability Bonus” payments directly to Medical Group if (i) Medical Group maintains at least one Obstetrician/Gynecologist for each thirteen thousand (13,000) patients assigned to Medical Group for all plans and (ii) Medical Group shall, as of December 31, 2003 contract with not less than ninety percent (90%) of the same obstetrician/gynecologists contracting with Medical Group as of October 1, 2002. Determinations whether the Medical Group meets the foregoing criteria shall be determined by PacifiCare’s review of information in PacifiCare’s provider directories or system.

Bonus Payment - The amount of the Stability Bonus shall be Twenty Cents ($0.20) per commercial health plan member per month, not adjusted for age/sex/plan-type factors, for the calendar year 2003.

c.             Stability Bonus – Pediatric Services.  PacifiCare shall make Stability Bonus payments directly to Medical Group if (i) Medical Group maintains one Pediatrician for every twelve thousand patients, and (ii) Medical Group as of December 31, 2003 contract with not less than ninety percent (90%) of the pediatricians contracting with Medical Group as of October 1, 2002. Determinations whether the Medical Group meets the foregoing criteria shall be determined by PacifiCare’s review of information in PacifiCare’s provider directories. PacifiCare shall pay Medical Group Twenty Cents ($0.20) for each Assigned Medical Group Member assigned to Medical Group.

Stability Payment.  The amount of the Stability Bonus shall be Twenty Cents ($0.20) per commercial health plan member per month, not adjusted for age/sex/plan-type factors, for the calendar year 2003.

d.             Additional Terms.  “Extended office hours” means physician office is accepting appointments before 8:30 a.m. or after 5:30 p.m. at least one day per week. “Patients” for the purpose of determining the Stability Bonus shall be the number of Medical Group patients, regardless of payment source (e.g., private pay, HMO, PPO, etc.), who would be reasonably expected to request services from Medical Group on an annual basis.

e.             Timing of Bonus Payments.  All payments by PacifiCare pursuant to the Bonus Program shall be made to Medical Group by May 15, 2004.

3.             Bonus Program Summary.

Measure	Payment to Medical Group
Access – OB/GYN	$125.00 per delivery
Access – Pediatrician	$1,000.00 one time payment.
OB-GYN Network Stability	$0.20 PMPM
Pediatrician Network Stability	$0.20 PMPM

4.             Bonus Program Payments Final.  PacifiCare’s calculation of the Bonus Program Payment shall be final. Medical Group recognizes that the measurement of the Bonus Program data is subject to variation and reasonable statistical and operational error. Medical Group acknowledges that PacifiCare would not be willing to offer the Bonus Program if PacifiCare’s calculation of the Bonus Program Payments would expose PacifiCare to increased risk of disputes and litigation arising out of PacifiCare’s calculation of the Bonus Program Payment. Accordingly, in consideration of PacifiCare’s agreement to offer the Bonus Program to Medical Group, Medical Group agrees that Medical Group will have no right to dispute PacifiCare’s determination of the Bonus Program Payment.

5.             Bonus Programs for Future Periods.  PacifiCare in its sole and absolute discretion may implement Bonus programs for periods from and after January 1, 2004. Any such programs shall be on terms determined by PacifiCare. Until PacifiCare and Medical Group enter into a written agreement with respect to any such new program for calendar year 2004, or thereafter, no such program shall be binding upon PacifiCare.

6.             Cancellation and Termination of Bonus Program.  The terms of this Exhibit shall be cancelled and of no effect if Medical Group does not, for any reason, participate in PacifiCare’s Commercial Health Plan through December 31, 2003.